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                                                                  EXHIBIT 10.31


                            AIRCRAFT LEASE AGREEMENT



                                  Dated as of
                                 April 29, 1996
                                    between




                         POLARIS AIRCRAFT LEASING K.B.



                                       as

                                     Lessor

                                      and



                            AIR SOUTH AIRLINES, INC.



                                       as

                                     Lessee

                 in respect of Boeing 737-2P6 Advanced Aircraft

                              Serial Number 21612


Ref.     21612A
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THIS AGREEMENT is made as of the 29th day of April, 1996 between:-

(1) POLARIS AIRCRAFT LEASING K.B., a limited partnership formed under the laws of Sweden whose principal office is at Birger Jarlsgatan 33, S-111 45, Stockholm, Sweden ("Lessor"); and

(2) AIR SOUTH AIRLINES, INC., a company incorporated under the laws of the State of Illinois whose chief executive office is at 1800 St. Julian Place, 4th Floor, Columbia, South Carolina, 29204, U.S.A. ("Lessee").

         WHEREAS: Lessor wishes to lease to Lessee and Lessee is willing to lease from Lessor the Aircraft (MSN 21612) on the terms of this Agreement.

         IT IS AGREED as follows:-

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement the following expressions have the meanings set out opposite:-

         AGREED MAINTENANCE PERFORMER             Lessee (up to and including
                                                  B Check) or any FAA approved
                                                  maintenance facility (for C
                                                  Check and higher) or any
                                                  other person agreed to from
                                                  time to time in writing by
                                                  Lessor.

         AGREED MAINTENANCE PROGRAMME             the Maintenance Programme
                                                  agreed to from time to time
                                                  in writing by Lessor.

         AGREED VALUE                             $8,000,000 or such other
                                                  amount as Lessor may require
                                                  from time to time provided
                                                  such other amount does not
                                                  exceed 115% of the fair
                                                  market value of the Aircraft.

         AIR AUTHORITY                            the Irish Aviation Authority
                                                  or any successor thereto.

         AIRCRAFT                                 the aircraft described in
                                                  Part 1 of Schedule 1, (which
                                                  term includes where the
                                                  context admits a separate
                                                  reference to all Engines,
                                                  Parts and Aircraft
                                                  Documents).

         AIRCRAFT COMMITMENT FEE                  all amounts paid pursuant to
                                                  Clause 5.1 of the October
                                                  1994 Lease.

         AIRCRAFT DOCUMENTS                       the documents, data and
                                                  records identified in Part 2
                                                  of Schedule 1 and all
                                                  additions, renewals,
                                                  revisions and replacements
                                                  from time to time made in
                                                  accordance with this
                                                  Agreement.


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         AIRFRAME                                 the Aircraft, excluding the
                                                  Engines and Aircraft
                                                  Documents.

         APU the auxiliary power unit installed on the Aircraft on the Previous Delivery Date and any replacement auxiliary power unit installed in accordance with this
                                                  Agreement.

         BANKS such financial institution(s) which from time to time finance the Aircraft for
                                                  Owner and/or for whose
                                                  benefit security over, or
                                                  rights relating to, the
                                                  Aircraft and/or this
                                                  Agreement is granted by Owner
                                                  or at its request.

         BASIC RENT                               means the rent payable for
                                                  the Aircraft during the Term
                                                  pursuant to Clause 5.3 of
                                                  this Agreement.

         BOEING The Boeing Company, a Delaware corporation with its principal office in Seattle,
                                                  State of Washington, U.S.A.

         BUSINESS DAY                             a day (other than a Saturday
                                                  or Sunday) on which business
                                                  of the nature required by
                                                  this Agreement is carried out
                                                  in Sweden and the State of
                                                  Incorporation or where used
                                                  in relation to payments on
                                                  which banks are open for
                                                  business in London and New
                                                  York.

         CERTIFICATED AIR CARRIER                 shall mean any corporation
                                                  (except the United States
                                                  Government) domiciled in the
                                                  United States of America and
                                                  holding a Certificate of
                                                  Convenience and Necessity
                                                  issued under Section 401 of
                                                  the Federal Aviation Act by
                                                  the Department of
                                                  Transportation or any
                                                  predecessor or successor
                                                  agency thereto, or, in the
                                                  event such Certificates shall
                                                  no longer be issued, any
                                                  corporation (except the
                                                  United States Government)
                                                  domiciled in the United
                                                  States of America and legally
                                                  engaged in the business of
                                                  transporting for hire
                                                  passengers or cargo by air
                                                  predominantly to, from or
                                                  between points within the
                                                  United States of America,
                                                  and, in either event,
                                                  operating commercial jet
                                                  aircraft, which also is
                                                  certificated so as to fall
                                                  within the purview of Section
                                                  1110 of Title


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                                                  11 of the United States Code
                                                  or any analogous statute.

         COLD SECTION REFURBISHMENT               the completion of the
                                                  following tasks with respect
                                                  to an Engine: completely
                                                  unstack both high and low
                                                  compressors and accomplish
                                                  complete visual inspection;
                                                  deblade disks as necessary;
                                                  accomplish visual inspections
                                                  of all disks; measure to
                                                  ensure all snap diameters on
                                                  disks are within limits;
                                                  inspect blades for proper
                                                  chord dimensions and
                                                  cracking; repair or replace
                                                  blades below minimums;
                                                  inspect and repair stators as
                                                  necessary; blade up disks
                                                  using new lock plates;
                                                  assemble compressor rotors;
                                                  balance both rotors; and
                                                  install rotors in such
                                                  Engine.

         CYCLE                                    one take-off and landing of
                                                  the Aircraft.

         DAMAGE NOTIFICATION THRESHOLD            $100,000.

         DEFAULT any Event of Default and any event or condition which with the giving of notice or lapse of time would constitute an
                                                  Event of Default.

         DELIVERY DATE                            the date hereof.

         DELIVERY LOCATION                        Columbia, South Carolina or
                                                  such other location as the
                                                  parties may agree.

         DOLLARS AND $                            the lawful currency of the
                                                  United States of America.

         ENGINE                                   whether or not installed on
                                                  the Aircraft:-

                                                  (a)  each engine of the
                                                       manufacture and model
                                                       specified in Part 1 of
                                                       Schedule 1 (each of
                                                       which has 750 or more
                                                       rated takeoff horsepower
                                                       or the equivalent  of
                                                       such horsepower);
                                                       or

                                                  (b)  any engine which has
                                                       replaced that engine,
                                                       title to which has or
                                                       should have, passed to
                                                       Owner in accordance with
                                                       this Agreement;

                                                       and in each case
                                                       includes all modules and
                                                       Parts from time to time
                                                       belonging to or
                                                       installed in


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                                                       that engine but excludes
                                                       any properly replaced
                                                       engine title to which
                                                       has, or should have,
                                                       passed to Lessee
                                                       pursuant to this
                                                       Agreement.

         EVENT OF DEFAULT                         an event or condition
                                                  specified in Clause 13.1
                                                  or Letter Agreement No. 1.


         EVENT OF LOSS                            with respect to the Aircraft
                                                  (including for the purposes
                                                  of this definition the
                                                  Airframe):-

                                                  (a)  the actual or
                                                       constructive total loss
                                                       of the Aircraft
                                                       (including any damage to
                                                       the Aircraft which
                                                       results in an insurance
                                                       settlement on the basis
                                                       of a total loss, or
                                                       requisition for use or
                                                       hire which results in an
                                                       insurance settlement on
                                                       the basis of a
                                                       total loss); or

                                                  (b)  it being destroyed,
                                                       damaged beyond repair or
                                                       permanently rendered
                                                       unfit for normal use
                                                       for any reason
                                                       whatsoever, or

                                                  (c)  the requisition of
                                                       title, or other
                                                       compulsory acquisition,
                                                       capture, seizure,
                                                       deprivation,
                                                       confiscation or
                                                       detention for any reason
                                                       of the Aircraft by the
                                                       government of the State
                                                       of Registration or other
                                                       competent authority
                                                       (whether de jure or de
                                                       facto), but excluding
                                                       requisition for use or
                                                       hire not involving
                                                       requisition of title;
                                                       or

                                                  (d)  the hi-jacking, theft,
                                                       condemnation,
                                                       confiscation, seizure or
                                                       requisition for use or
                                                       hire of the Aircraft
                                                       which deprives any
                                                       person permitted by this
                                                       Agreement to have
                                                       possession and/or use of
                                                       the Aircraft of its
                                                       possession and/or use
                                                       for more than 15 days.

         EXPIRY DATE                              subject to Clause 4.5, May
                                                  20, 1998 or if earlier the
                                                  date on which:-


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                                                  (a)  the Aircraft has been
                                                       redelivered in accordance
                                                       with this Agreement; or

                                                  (b)  Lessor receives the
                                                       Agreed Value following
                                                       an Event of Loss.

         FAA                                      the Federal Aviation
                                                  Administration of the United
                                                  States of America and any
                                                  successor thereof.

         FEDERAL AVIATION ACT                     United States Federal
                                                  Aviation Act of 1958,
                                                  as amended, or any similar
                                                  legislation of the United
                                                  States of America enacted in
                                                  substitution or replacement
                                                  thereof.

         FINANCIAL INDEBTEDNESS                   any indebtedness in respect
                                                  of:-

                                                  (a)  moneys borrowed or
                                                       raised;

                                                  (b)  any liability under any
                                                       debenture, bond, note,
                                                       loan stock, acceptance,
                                                       documentary credit or
                                                       other security;

                                                  (c)  the acquisition cost of
                                                       any asset to the extent
                                                       payable before or after
                                                       the time of acquisition
                                                       or possession; or

                                                  (d)  any guarantee, indemnity
                                                       or similar assurance
                                                       against financial loss
                                                       of any person in respect
                                                       of the above.

         FINANCING STATEMENTS                     Uniform Commercial Code
                                                  Financing Statements in
                                                  respect of this Agreement and
                                                  the collateral described
                                                  therein prepared in a form
                                                  acceptable for filing with
                                                  the applicable Government
                                                  Entities in the Habitual
                                                  Base, the State in which the
                                                  chief executive office (as
                                                  that term is defined in
                                                  Article 9 of the Uniform
                                                  Commercial Code as in effect
                                                  in the State of South
                                                  Carolina) and such other
                                                  jurisdiction as Lessor shall
                                                  reasonably require.

         FLIGHT HOUR                              each hour or part thereof
                                                  (rounded up to two decimal
                                                  places) elapsing from the
                                                  moment the wheels of the
                                                  Aircraft leave


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                                                  the ground on take off until
                                                  the wheels of the Aircraft
                                                  next touch the ground.

         GOVERNING LAW                            the laws of the State of New
                                                  York.

         GOVERNMENT ENTITY                        (a)  any national government,
                                                       political subdivision
                                                       thereof, or local
                                                       jurisdiction therein;

                                                  (b)  any instrumentality,
                                                       board, commission, court
                                                       or agency of any
                                                       thereof, however
                                                       constituted; and

                                                  (c)  any association,
                                                       organization, or
                                                       institution of which any
                                                       of the above is a member
                                                       or to whose jurisdiction
                                                       any thereof is subject
                                                       or in whose activities
                                                       any of the above is a
                                                       participant.

         HABITUAL BASE                            the State of South Carolina
                                                  or, subject to the prior
                                                  written consent of Lessor,
                                                  any other state, country or
                                                  countries in which the
                                                  Aircraft is for the time
                                                  being habitually based.

         HEAD LEASE                               the aircraft lease agreement
                                                  between Owner and Sub Lessor
                                                  in respect of the Aircraft.

         HOT SECTION REFURBISHMENT                the complete visual
                                                  inspection and repair as
                                                  necessary of the combustion
                                                  section of an Engine.  In
                                                  conducting such inspection
                                                  and repair, the engine shop
                                                  must completely unstack the
                                                  high pressure turbine and
                                                  accomplish complete visual
                                                  inspection; de-blade disks as
                                                  necessary; accomplish visual
                                                  inspections of all disks;
                                                  measure to ensure all snap
                                                  diameters on disks are within
                                                  limits; inspect blades for
                                                  proper chord dimensions and
                                                  cracking; repair or replace
                                                  blades below minimums;
                                                  inspect and repair stators as
                                                  necessary; blade up disks
                                                  using new lock plates;
                                                  assemble compressor rotors;
                                                  balance both rotors; and
                                                  install rotors in such
                                                  Engine.

         INDEMNITEES                              each of Owner, Sub
                                                  Lessor, Lessor and Banks
                                                  including any of their
                                                  respective successors and
                                                  assigns, shareholders,
                                                  subsidiaries, affiliates,
                                                  partners,


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                                                  contractors, directors,
                                                  officers, servants, agents and
                                                  employees.

         LANDING GEAR                             the landing gear assembly of
                                                  the Aircraft excluding any
                                                  rotable components.

         LESSOR LIEN                              (a)  any security interest
                                                       whatsoever from time to
                                                       time created by or
                                                       through Lessor, Sub
                                                       Lessor or Owner in
                                                       connection with the
                                                       financing of the
                                                       Aircraft;

                                                  (b)  any other security
                                                       interest in respect of
                                                       the Aircraft which
                                                       results from acts of or
                                                       claims against Lessor,
                                                       Sub Lessor or Owner not
                                                       related to the
                                                       transactions
                                                       contemplated by or
                                                       permitted under this
                                                       Agreement; and

                                                  (c)  liens in respect of the
                                                       Aircraft for Lessor
                                                       Taxes.

         LESSOR TAXES                                  Taxes:-

                                                  (a)  imposed as a direct
                                                       result of activities of
                                                       Lessor, Sub Lessor or
                                                       Owner in the
                                                       jurisdiction imposing
                                                       the liability unrelated
                                                       to Lessor's dealings
                                                       with Lessee or to the
                                                       transactions
                                                       contemplated by this
                                                       Agreement or the
                                                       operation of the
                                                       Aircraft by Lessee; or

                                                  (b)  imposed on the income,
                                                       profits or gains of
                                                       Lessor, Sub Lessor or
                                                       Owner by any Government
                                                       Entity in (x) Sweden; or
                                                       (y) the U.S.A.; or


                                                  (c)  imposed with respect to
                                                       any period commencing or
                                                       event occurring after
                                                       the Expiry Date and
                                                       unrelated to Lessor's
                                                       dealings with Lessee or
                                                       to the transactions
                                                       contemplated by this
                                                       Agreement.

         LETTER AGREEMENT NO. 1                   Letter Agreement No 1. of
                                                  even date herewith between
                                                  Lessor and Lessee in
                                                  respect of the Aircraft, the
                                                  terms of which


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                                                  constitute an integral part
                                                  of this Agreement.

         MAINTENANCE PROGRAMME                    an FAA and Air Authority
                                                  approved maintenance
                                                  programme for the
                                                  Aircraft encompassing
                                                  scheduled maintenance
                                                  (including block
                                                  maintenance), condition
                                                  monitored maintenance, and/or
                                                  on condition maintenance of
                                                  Airframe, Engines and Parts,
                                                  including but not limited to,
                                                  servicing, testing,
                                                  preventive maintenance,
                                                  repairs, structural
                                                  inspections, system checks,
                                                  overhauls, approved
                                                  modifications, service
                                                  bulletins, engineering
                                                  orders, airworthiness
                                                  directives, corrosion
                                                  control, inspections and
                                                  treatments.

         MAJOR CHECKS                             any C-Check, multiple
                                                  C-Check, D-Check or
                                                  annual heavy maintenance
                                                  visit or segment thereof
                                                  suggested for commercial
                                                  aircraft of the same model as
                                                  the Aircraft by its
                                                  manufacturer (however
                                                  denominated) as set out in
                                                  the Agreed Maintenance
                                                  Programme.

         MANUFACTURER                             Boeing.

         MARCH 29 1996 LETTER AGREEMENT           Letter Agreement, dated March
                                                  29, 1996, between Lessor,
                                                  Lessee, Polairs Holding
                                                  Company and GE Capital
                                                  Aviation Services, Inc.

         MINIMUM LIABILITY COVERAGE               $400,000,000 on each
                                                  occurrence.

         OCTOBER 1994 LEASE                       the Aircraft Lease
                                                  Agreement, dated as of
                                                  October 24, 1994, between
                                                  Lessor and Lessee, as
                                                  supplemented and amended,
                                                  relating to the Aircraft
                                                  which agreement has
                                                  heretofore been terminated by
                                                  agreement of the parties
                                                  hereto.

         OTHER AGREEMENTS                         any agreement (other than
                                                  this Agreement) made or to be
                                                  made between Lessor (or an
                                                  affiliate, associate or
                                                  subsidiary of lessor) and
                                                  Lessee (or an affiliate,
                                                  associate or Subsidiary of
                                                  Lessee), including without
                                                  limitation the October 1994
                                                  Lease and the March 29 1996
                                                  Letter Agreement.

         OWNER Polaris Aircraft Leasing K.B., a Swedish partnership in which Polaris Aircraft.


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                                                  Leasing A.B. is the general
                                                  partner which is owned by
                                                  Polaris Aircraft Leasing
                                                  Corporation, a United States
                                                  corporation since December,
                                                  1989.

         PART                                     whether or not installed on
                                                  the Aircraft:-

                                                  (a)  any component,
                                                       furnishing or equipment
                                                       (other than a complete
                                                       Engine) furnished with
                                                       the Aircraft on the
                                                       Delivery Date; and

                                                  (b)  any other component,
                                                       furnishing or equipment
                                                       (other than a complete
                                                       Engine) title to which
                                                       has, or should have
                                                       passed to Owner pursuant
                                                       to this Agreement;

                                                       but excludes any such
                                                       items title to which
                                                       has, or should have,
                                                       passed to Lessee
                                                       pursuant to this
                                                       Agreement.

         PERMITTED LIEN                           (a)  any lien for Taxes not
                                                       assessed or, if
                                                       assessed, not yet due
                                                       and payable, or being
                                                       contested in good faith
                                                       by appropriate
                                                       proceedings;

                                                  (b)  any lien of a repairer,
                                                       mechanic, carrier,
                                                       hangarkeeper or other
                                                       similar lien arising in
                                                       the ordinary course of
                                                       business or by operation
                                                       of law in respect of
                                                       obligations which are
                                                       not overdue or are being
                                                       contested in good faith
                                                       by appropriate
                                                       proceedings;

                                                       but only if (in the case
                                                       of both (a) and (b)) (i)
                                                       adequate reserves have
                                                       been provided by Lessee
                                                       for the payment of the
                                                       Taxes or obligations;
                                                       and (ii) such
                                                       proceedings, or the
                                                       continued existence of
                                                       the lien, do not give
                                                       rise to any likelihood
                                                       of the sale, forfeiture
                                                       or other loss of the
                                                       Aircraft or any interest
                                                       therein or of criminal
                                                       liability on Owner, Sub
                                                       Lessor, Lessor or any
                                                       Bank; and




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                                                  (c)  any Lessor Lien.

         PERSON shall mean and include any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organization, association, government
                                                  Entity, or organization or
                                                  association of which any of
                                                  the above is  a member or a
                                                  participant.

         PREVIOUS DELIVERY DATE                   the date on which the
                                                  Aircraft was delivered by
                                                  Lessor to Lessee pursuant to
                                                  the Previous Lease.

         PREVIOUS LEASE                           the Aircraft Lease Agreement
                                                  dated as of 10 August, 1994
                                                  between Lessor and Lessee
                                                  which will have expired or
                                                  otherwise been terminated
                                                  prior to the delivery of the
                                                  Aircraft by Lessor to Lessee
                                                  pursuant to this Agreement.

         REDELIVERY LOCATION                      Will Rogers World Airport,
                                                  Oklahoma City, Oklahoma or
                                                  such other location in the
                                                  United States as Lessor shall
                                                  advise Lessee or such other
                                                  location as the parties may
                                                  agree.

         RENT means, collectively, Basic Rent, Supplemental Rent and all other amounts, liabilities and obligations which Lessee assumes or agrees to pay to Lessor or other Persons hereunder
                                                  (other than Basic Rent and
                                                  Supplemental Rent) or under
                                                  any Other Agreement,
                                                  including without limitation
                                                  the payment of deposits,
                                                  indemnities and the Agreed
                                                  Value.

         RENTAL PERIOD                            each period ascertained in
                                                  accordance with Clause 5.2.

         RENT DATE                                the first day of each Rental
                                                  Period.

         SECURITY INTEREST                        any mortgage, charge, pledge,
                                                  lien, assignment,
                                                  hypothecation, right of
                                                  set-off or any agreement or
                                                  arrangement having the effect
                                                  of creating a security
                                                  interest other than a
                                                  Permitted Lien, or any
                                                  agreement to create the
                                                  foregoing other than a
                                                  Permitted Lien.

         STATE OF INCORPORATION                   the State of Illinois.


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         STATE OF REGISTRATION                    Ireland.

         SUB LEASE                                the aircraft lease agreement
                                                  between Sub Lessor and
                                                  Lessor in respect of the
                                                  Aircraft.

         SUB LESSOR                               Dormacken Limited, a company
                                                  incorporated under the laws
                                                  of Ireland whose registered
                                                  office is at 1 Earlsfort
                                                  Centre, Hatch Street, Dublin
                                                  2, Ireland.

         SUBSIDIARY                               (a)  in relation to any
                                                       reference to accounts,
                                                       any company whose
                                                       accounts are
                                                       consolidated with the
                                                       accounts of Lessee in
                                                       accordance with
                                                       accounting principles
                                                       generally accepted under
                                                       accounting standards of
                                                       the State of
                                                       Incorporation;

                                                  (b)  for any other purpose
                                                       an entity from time to
                                                       time:-

                                                       (i)  of which another has
                                                            direct or indirect
                                                            control or owns
                                                            directly or
                                                            indirectly more than
                                                            50 per cent. of the
                                                            voting share
                                                            capital; or

                                                       (ii) which is a direct
                                                            or indirect
                                                            subsidiary of
                                                            another under the
                                                            laws of the
                                                            jurisdiction of its
                                                            incorporation.

         SUPPLEMENTAL RENT                        all amounts payable under
                                                  Clause 5.4(a).

         TAXES taxes, duties and the like of all kinds and any other amount corresponding to any taxation together with any penalties, fines, surcharge or interest thereon.

         TERM the period commencing on the Delivery Date and ending on the Expiry Date.

1.2      CONSTRUCTION

(a) In this Agreement, unless the contrary intention is stated, a reference to:-

         (i) each of "Owner", "Sub Lessor", "Lessor" or "Lessee" or any other person includes without prejudice to the provisions of this Agreement any successor in title to it and any permitted assignee;



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



         (ii) words importing the plural shall include the singular and vice versa;

         (iii) any document shall include that document as amended, novated or supplemented;

         (iv) a law (1) includes any statute, decree, constitution, regulation, order, judgment or directive of any Government Entity; (2) includes any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (3) includes any judicial or administrative interpretation or application thereof and (4) is a reference to that provision as amended, substituted or re-enacted;

         (v) a Clause or a Schedule is a reference to a clause of or a schedule to this Agreement; and

(b) the headings in this Agreement are to be ignored in construing this Agreement.

2.       REPRESENTATIONS AND WARRANTIES

2.1 Lessee's Representations and Warranties: Lessee represents and warrants to Lessor that:-

(a) STATUS: Lessee is a corporation duly incorporated and validly existing in good standing under the laws of the State of Incorporation and has the corporate power to own its assets and carry on its business as it is being conducted and is the holder of all necessary air transportation licences required in connection therewith and with the use and operation of the Aircraft;

(b) POWER AND AUTHORITY: Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c) LEGAL VALIDITY: this Agreement constitutes Lessee's legal, valid and binding obligation;

(d) NON-CONFLICT: the entry into and performance by Lessee of, and the transactions contemplated by, this Agreement do not and will not:-

         (i)     conflict with any laws binding on Lessee; or

         (ii)    conflict with the constitutional documents of Lessee; or

         (iii) conflict with or result in default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding upon Lessee or any of its assets nor result in the creation of any Security Interest over any of its assets;

(e) AUTHORISATION: all authorisations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect;

(f)      NO IMMUNITY:

         (i) Lessee is subject to civil commercial law with respect to its obligations under this Agreement; and

         (ii) neither Lessee nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessee constitute private and commercial acts;

(g) ACCOUNTS: the audited consolidated accounts of Lessee and its Subsidiaries most recently delivered to Lessor:-

         (i) have been prepared in accordance with accounting principles and practices generally accepted and consistently applied in the State of Incorporation; and

         (ii) fairly represent the consolidated financial condition of Lessee and its Subsidiaries as at the date to which they were drawn up;

(h) CHIEF EXECUTIVE OFFICE: Lessee's chief executive office (as that term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of South Carolina) is located at 1800 St. Julian Place, 4th Floor, Columbia, South Carolina;

(i) CERTIFICATED AIR CARRIER: Lessee is a Certificated Air Carrier and Lessor, as lessor of the Aircraft to Lessee, is entitled to the benefits of Section 1110 of Title 11 of the United States Code with respect to the Aircraft; and

(j) CITIZEN OF THE UNITED STATES: Lessee is a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act.

2.2 LESSEE'S FURTHER REPRESENTATIONS AND WARRANTIES: Lessee further represents and warrants to Lessor that:-

(a)      NO DEFAULT:

         (i) no Default has occurred and is continuing or might result from the entry into or performance of this Agreement; and

         (ii) no other event or condition has occurred and is continuing which constitutes (or with the giving of notice, lapse of time, determination of materiality or the fulfilment of any other applicable condition or any combination of the foregoing, might constitute) a material default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, bank loan or credit agreement or other agreement which is binding on Lessee or any assets of Lessee;

(b)      REGISTRATION:

         (i) it is not necessary or advisable under the laws of the State of Incorporation or the Habitual Base in order to ensure the validity, effectiveness and enforceability of this Agreement or to, establish, perfect or protect the property rights of Owner, Sub Lessor or Lessor in the Aircraft or any Engine or Part that this Agreement or any other instrument relating thereto be filed, registered or recorded or that any other action be taken or if any such filings, registrations, recordings or other actions are necessary or advisable, the same have been effected or will have been effected on or before the Delivery Date; and

         (ii) under the laws of the State of Incorporation and the Habitual Base the property rights of Owner, Sub Lessor and Lessor in the Aircraft, have been fully established, perfected and protected and this Agreement will have priority in all respects over the claims of all creditors of Lessee;

(c) LITIGATION: no litigation, arbitration or administrative proceedings are pending or to Lessee's knowledge threatened against Lessee which, if adversely determined, would have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Agreement;

(d) PARI PASSU: the obligations of Lessee under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of Lessee, with the exception of such obligations as are mandatorily preferred by law and not by virtue of any contract;

(e) MATERIAL ADVERSE CHANGE: there has been no material adverse change in the consolidated financial condition of Lessee and its Subsidiaries or the financial condition of Lessee since the date to which the accounts most recently provided to Lessor on or prior to the Delivery Date were drawn up;

(f) TAXES: Lessee has delivered all necessary returns and payments due to the tax authorities in the State of Incorporation and the Habitual Base and all other jurisdictions in which Lessee is required to pay taxes and/or file tax returns or reports and Lessee is not required by law to deduct any Taxes from any payments under this Agreement;

(g) INFORMATION: the financial and other information furnished by Lessee in connection with this Agreement does not contain any untrue statement or omit to state facts, the omission of which makes the statements therein, in the light of the circumstances under which they were made, misleading, nor omits to disclose any material matter to Lessor and all forecasts and opinions contained therein were honestly made on reasonable grounds after due and careful enquiry by Lessee;

(h) FOREIGN ASSET CONTROL: as of the date of this Agreement, Lessee does not hold any contract or other obligation to operate the Aircraft to any of the countries designated under the United States Foreign Asset Control Regulations (31 C.F.R. Parts 500-599), including, as of the date hereof, Cuba, Haiti, Iraq, Libya, North Korea, and the Federal Republic of Yugoslavia (Serbia and Montenegro);

(i) ERISA: Lessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502(c) of ERISA or any tax imposed by Section 5975 of the Internal Revenue Code; no material liability of the Pension Benefit Guaranty Corporation has been or is expected by Lessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Lessee; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan. There is no event of termination of any such employee pension benefit plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code), whether or not waived, exists with respect to any such employee pension benefit plan; and

(j) MAINTENANCE PROGRAMME: the Maintenance Programme for the Aircraft complies with all FAA requirements.

2.3 REPETITION: The representations and warranties in Clause 2.1 and Clause 2.2 will survive the execution of this Agreement. The representations and warranties contained in Clause 2.1 will be deemed to be repeated by Lessee on each Rent Date as if made with reference to the facts and circumstances then existing.

2.4 LESSOR'S REPRESENTATIONS AND WARRANTIES: Lessor represents and warrants to Lessee that:-

(a) STATUS: Lessor is a limited partnership existing under the laws of Sweden and has the power to own its assets and carry on its business as it is now being conducted;

(b) POWER AND AUTHORITY: Lessor has the power to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c) LEGAL VALIDITY: this Agreement constitutes Lessor's legal, valid and binding obligation;

(d) NON-CONFLICT: the entry into and performance by Lessor of, and the transactions contemplated by, this Agreement do not and will not:-

         (i)    conflict with any laws binding on Lessor; or

         (ii)   conflict with the constitutional documents of Lessor; or

         (iii) conflict with any document which is binding upon Lessor or any of its assets;

(e) AUTHORISATION: so far as concerns the obligations of Lessor, all authorisations, consents, registrations and notifications required under the laws of Sweden in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect; and

(f)      NO IMMUNITY:


         (i) Lessor is subject to civil commercial law with respect to its obligations under this Agreement; and

         (ii) neither Lessor nor any of its assets is entitled to any right of immunity and the entry into and performance of this Agreement by Lessor constitute private and commercial acts.

3.       CONDITIONS PRECEDENT

3.1 CONDITIONS PRECEDENT: Lessor's obligation to deliver and lease the Aircraft under this Agreement is subject to satisfaction, or waiver by Lessor, of each of the following conditions:-

(a) receipt by Lessor from Lessee not later than the date set forth in, or determined in accordance with, Clause 4.1 of the following satisfactory in form and substance to Lessor:-

         (i) CONSTITUTIONAL DOCUMENTS: a copy of the constitutional documents of Lessee;

         (ii) RESOLUTIONS: a copy of a resolution of the board of directors of Lessee approving the terms of, and the transactions contemplated by, this Agreement, resolving that it enter into this Agreement, and authorising a specified person or persons to execute this Agreement and accept delivery of the Aircraft on its behalf.-

         (iii) OPINION: evidence that an opinion in the form of Schedule 5 will be issued on the Delivery Date by legal counsel acceptable to Lessor in the Habitual Base and the State of Incorporation;

         (iv) FAA OPINION: evidence that there will be issued an opinion of Daugherty, Fowler & Peregrin or other counsel acceptable to Lessor who are recognised specialists with regard to FAA registration matters in a form acceptable to Lessor as to the due filing for recordation of this Agreement;

         (v) APPROVALS: evidence of the issue of each approval, licence and consent which may be required in relation to the performance by Lessee of any of its obligations hereunder (including, without limitation, any consent to the export of the Aircraft from the Habitual Base upon the termination of the leasing of the Aircraft under this Agreement);

         (vi)    [INTENTIONALLY OMITTED)

         (vii) LICENCES: copies of Lessee's air transport licence, air operator's certificates and all other licences, certificates and permits required by Lessee in relation to, or in connection with, the operation of the Aircraft;

         (viii) PROCESS AGENT: a letter from the process agent appointed by Lessee in this Agreement accepting that appointment;

         (ix) CERTIFICATE: a certificate of a duly authorised officer of Lessee:-

         (a) setting out a specimen of each signature referred to in Clause 3.1(a)(ii); and

         (b) certifying that each document specified in this Clause is correct, complete and in full force and effect; and

         (c) certifying the matters set forth in sub-clause 3.1(a)(x) below;

         (x) AIR TRAFFIC CONTROL: a letter from Lessee addressed to all relevant air traffic control authorities pursuant to which Lessee authorises the addressee to issue to Lessor, upon Lessor's request from time to time, a statement of account of all sums due by Lessee to the authority in respect of all aircraft (including, without limitation, the Aircraft) operated by Lessee and an officer's certificate from the Lessee certifying that on the Delivery Date, no amounts are past due and outstanding by Lessee to any air traffic control authorities, except as otherwise set forth on a schedule thereto; and

         (xi) GENERAL: such other documents as Lessor may reasonably request;

(b)      the receipt by Lessor on or before the Delivery Date of:-

         (i) OPINIONS: a signed original of each of the opinions referred to in Clauses 3.1(a)(iii) and (iv);

         (ii) PAYMENTS: all sums due to Lessor under this Agreement on or before the Delivery Date including, without limitation, the payment of Rent;

         (iii) INSURANCES: certificates of insurance, an undertaking from Lessee's insurance broker and other evidence satisfactory to Lessor that Lessee is taking the required steps to ensure due compliance with the provisions of this Agreement as to Insurances with effect on and after the Delivery Date;

         (iv) ACCOUNTS: the latest available accounts of Lessee as described in Clause 8.2(b)(i) and (ii);

         (v) DOCUMENTS: a confirmation of receipt of the Aircraft Documents delivered with the Aircraft on the Previous Delivery Date;

         (vi) GENERAL: such other documents as Lessor may reasonably request;

(c) receipt by Lessor of such information and documents relating to the proposed Maintenance Programme as Lessor may require and Lessor having agreed the proposed Maintenance Programme on or prior to the Delivery Date; and

(d) evidence that on the Delivery Date the Aircraft has been validly registered under the laws of the State of Registration, that the Financing Statements have been duly filed and that all filings, registrations, recordings and other actions have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of this Agreement and to protect the property rights of Owner, Sub Lessor and Lessor in the Aircraft or any Part.

3.2 FURTHER CONDITIONS PRECEDENT: The obligations of Lessor to deliver and lease the Aircraft under this Agreement are subject to the further conditions precedent that:-

(a) the representations and warranties of Lessee under Clauses 2.1 and 2.2 are correct and would be correct if repeated on delivery of the Aircraft under this Agreement; and

(b) no Default has occurred and is continuing or might result from the leasing of the Aircraft to Lessee under this Agreement.

3.3 WAIVER: The conditions specified in Clauses 3.1 and 3.2 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without conditions by Lessor. If any of those conditions are not satisfied on the Delivery Date and Lessor (in its absolute discretion) nonetheless agrees to deliver the Aircraft to Lessee, Lessee will ensure that those conditions are fulfilled within 15 days after the Delivery Date and Lessor may treat as an Event of Default the failure of Lessee to do so.

4.       COMMENCEMENT

4.1 LEASING: Lessor will lease the Aircraft to Lessee and Lessee will take the Aircraft on lease in accordance with this Agreement for the duration of the Term. Lessor will deliver and Lessee will accept the Aircraft on or about April 29, 1996 or such other day as may be agreed. After delivery the Aircraft and every Part will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage or destruction to the Aircraft from any cause whatsoever.

4.2 DELIVERY: The Aircraft will be constructively delivered to and accepted by Lessee as is at the Delivery Location or such other location as may be agreed. Lessee will effect acceptance of the Aircraft by execution and delivery to Lessor of the duly completed and executed Certificate of Acceptance in the form of Schedule 2.

4.3      [INTENTIONALLY OMITTED]

4.4      [INTENTIONALLY OMITTED]

4.5      Lessee's Lease Term Option.

(a) Notwithstanding any other provision of this Agreement to the contrary, Lessor hereby grants Lessee the option (the "Lease Term Option") to terminate or extend the Term two (2) months earlier or later than the numerically corresponding day twenty-four (24) months after the Delivery Date provided that:

         (i) Lessee shall give Lessor six months prior written notice (the "Option Notice") of Lessee's intention to exercise the Lease Term Option to either terminate or extend the Term by two (2) months, which Option Notice, once given, shall be irrevocable; and

         (ii) no Default shall have occurred and be continuing on the date that the Option Notice is given;

(b) Option Exercised: Upon exercise by Lessee of the Lease Term Option, but without prejudice to all the other terms and conditions of this Agreement (including, without limitation, Lessee's obligation to fulfil the conditions contained in Clause 4.5(a)) which shall remain in full force and effect, the definition of "Expiry Date" contained in Clause 1 of this Agreement shall be deemed to be amended such that the words "Subject to any amendment pursuant to Clause 4.5(b), the day preceding the numerically corresponding day 24 months after the Delivery Date" shall be replaced with the words "the day preceding the numerically corresponding day twenty-two (22) or twenty-six months after the Delivery Date subject in all cases to the term identified in the Option Notice".

(c) Option Not Exercised: If Lessee has not furnished Lessor with the Option Notice on or before the date specified in sub-clause (a) above, the Lease Term Option shall be forfeited, no longer available to Lessee and of no further effect.

4.6      [Intentionally Omitted]

5.       PAYMENTS

5.1 AIRCRAFT COMMITMENT FEE: Lessor hereby acknowledges receipt from Lessee of the Aircraft Commitment Fee in the amount set forth in Letter Agreement No. 1.

5.2 RENTAL PERIODS: The Term will be divided into Rental Periods. The first Rental Period will commence on the Delivery Date and end May 19, the second Rental Period will commence on May 20 and each subsequent Rental Period will commence on the date succeeding the last day of the previous Rental Period. Each Rental Period will end on the date immediately preceding the numerically corresponding day in the next month except that:-

(a) if there is no such numerically corresponding day in that month, it will end on the last day of that month; and

(b) if a Rental Period would otherwise overrun the Expiry Date, it will end on the Expiry Date.

5.3 BASIC RENT: Except as otherwise set forth in Letter Agreement No. 1, on each Rent Date Lessee will pay to Lessor or its order Basic Rent in advance in the amount set forth in paragraph A of Letter Agreement No.
         1. Payment must be initiated adequately in advance of the Rent Date to ensure that Lessor receives credit for the payment on the Rent Date. If a Rental Period begins on a non-Business Day, the Basic Rent payable in respect of that Rental Period shall be paid on the Business Day immediately preceding the date on which such Rental Period commences.

5.4      SUPPLEMENTAL RENT:

(a) AMOUNT: Except as otherwise set forth in Letter Agreement No. 1, Lessee will further pay to Lessor Supplemental Rent in relation to each Rental Period (including without limitation the last Rental Period of the Term) on the 10th day following the end of that Rental Period as follows:-

         (i) in respect of the Airframe, the amount set forth in paragraph B (i)(a) of Letter Agreement No. 1 in respect of each Flight Hour operated by the Aircraft during that Rental Period ("Airframe Supplemental Rent"); and

         (ii)    in respect of each Engine, the amount set forth in paragraph B
                 (i)(b) of Letter Agreement No. 1 in respect of each Flight Hour operated by that Engine during that Rental Period ("Engine Refurbishment Supplemental Rent"); and

         (iii)   in respect of each Engine, the amount set forth in paragraph B
                 (i)(c) of Letter Agreement No. 1 in respect of each Flight Hour operated by that Engine during that Rental Period ("Engine Life Limited Parts Supplemental Rent"); and

         (v) in respect of the Landing Gear, the amount set forth in paragraph B (i)(d) of Letter Agreement No. 1 in respect of each Flight Hour operated by the Landing Gear during that Rental Period ("Landing Gear Supplemental Rent").

         Notwithstanding the foregoing, with respect to any Engine, provided that (x) no Default shall have occurred and be continuing; and (y) there shall have been no material adverse change in Lessee's financial position since the Delivery Date, if at any time commencing from the Previous Delivery Date and falling during the Term the aggregate amount of Engine Refurbishment Supplemental Rent and Engine Life Limited Parts Supplemental Rent previously paid by Lessee in respect of that Engine less any amount paid by Lessor with respect to that Engine pursuant to Clause 7.2 equals or exceeds $600,000, then Lessee's obligation to pay Engine Refurbishment Supplemental Rent and Engine Life

         Limited Parts Supplemental Rent in respect of that Engine shall abate. Lessee's obligation to pay Engine Refurbishment Supplemental Rent and Engine Life Limited Parts Supplemental Rent shall recommence at such time as the aggregage amount of Engine Refurbishment Supplemental Rent and Engine Life Limited Parts Supplemental Rent held by Lessor in respect of that Engine less any amount paid by Lessor with respect to that Engine pursuant to Clause 7.2 falls below $600,000.

(b) ADJUSTMENT: the rate of Supplemental Rent shall be adjusted upwards annually by Lessor at the rate of 5% per annum commencing 1 January, 1997. In addition, but not limited to the foregoing, Lessee acknowledges that the rates of Supplemental Rent currently provided for in this Agreement are based upon the assumptions that (i) the Aircraft will be operated on a one Flight Hour to one Cycle ratio; and
         (ii) the Agreed Maintenance Programme for the Aircraft during the Term will be the same as that in effect on the Delivery Date. In the event that either or both of the foregoing assumptions prove to be incorrect at any time during the Term, Lessor and Lessee agree that Lessor shall have the right, upon written notice to Lessee, to adjust the rate of Supplemental Rent in accordance with the Table set forth in Letter Agreement No. 1. In the event that the Agreed Maintenance Programme changes during the Term (any such change to be in accordance with the relevant terms and conditions of this Agreement), Lessor shall make the aforementioned adjustment in the manner which Lessor determines, in its reasonable discretion, is necessary to maintain the rates of Supplemental Rent at levels which accurately reflect the costs associated with obtaining maintenance services at prevailing industry rates. Each such notice shall specify the revised rate of Supplemental Rent and the effective date of such revision. Lessee agrees to advise Lessor, in writing, of any circumstances or events which would result in the foregoing assumptions becoming incorrect at any time during the Term.

5.5 PAYMENTS: All payments by Lessee to Lessor under this Agreement will be made for value on the due date in Dollars and in immediately available funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of international payments in Dollars by telegraphic transfer to ABN Amro Bank Box 26096 Stockholm Sweden Account number 9090-008-468 for credit to the account of Polaris Aircraft Leasing K.B. or to such other account as Lessor may advise Lessee in writing.

5.6      GROSS-UP:

(a) All payments by Lessee under or in connection with this Agreement will be made without set-off or counterclaim, free and clear of and without deduction for or on account of all Taxes (other than Lessor Taxes);

(b) all Taxes (other than Lessor Taxes) in respect of payments under this Agreement shall be for the account of and will be paid by Lessee for its own account prior to the date on which penalties apply; and

(c) if Lessee is compelled by law to make payment subject to any Tax (other than Lessor Taxes) and Lessor does not actually receive for its own benefit on the due date a net amount equal to the full amount provided for under this Agreement, Lessee will pay all necessary additional amounts to ensure receipt by Lessor of the full amount so provided for.

5.7 TAXATION: Lessee will on demand pay and indemnify Lessor against all Taxes (other than Lessor Taxes) levied or imposed against or upon Owner, Sub Lessor, Lessor or Lessee and relating to or attributable to Lessee, this Agreement or the Aircraft directly or indirectly in connection with the importation, exportation, registration, ownership, leasing, subleasing, delivery, possession, use, operation, repair, maintenance, overhaul, transportation, landing, storage, presence or redelivery of the Aircraft or any part thereof or any rent, receipts, insurance proceeds, income or other amounts arising therefrom.

5.8      VALUE ADDED TAX:

(a)      For the purposes of this sub-clause:-

         (i) "VAT" means value added tax and any sales or turnover tax, imposition or levy of a like nature;

         (ii)    "supply" includes anything on which VAT is chargeable;

(b) Lessee will pay to Lessor the amount of any VAT chargeable in respect of any supply of goods or services for VAT purposes under this Agreement; and

(c) each amount stated as payable by Lessee under this Agreement is exclusive of VAT (if any) and is accordingly to be construed as a reference to that amount plus any VAT in respect of it.

5.9 INFORMATION: If Lessee is required by any applicable law, or by any third party, to deliver any report or return in connection with any Taxes, Lessee will complete the same in a manner satisfactory to Lessor and in particular will state therein that Lessee is exclusively responsible for the use and operation of the Aircraft and for any Taxes arising therefrom, and Lessee will, on request, supply a copy of the report or return to Lessor.

5.10     TAXATION OF INDEMNITY PAYMENTS:

(a) If and to the extent that any sums payable to Lessor by Lessee under this Agreement by way of indemnity are insufficient, by reason of any Taxes (other than Lessor Taxes) payable in respect of those sums, for Lessor to discharge the corresponding liability to the relevant third party (including any taxation authority), or to reimburse Lessor for the cost incurred by it to a third party (including any taxation authority) Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied leave Lessor with the same amount as it would have been entitled to receive in the absence of that liability together with interest on the amount of the deficit at the rate of interest stated in Clause 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment); and

(b) If and to the extent that any sums constituting (directly or indirectly) an indemnity to Lessor but paid by Lessee to any person other than Lessor are treated as taxable in the hands of Lessor, Lessee will pay to Lessor such sum as will after the tax liability has been fully satisfied indemnify Lessor to the same extent as it would have been indemnified in the absence of such liability together with interest on the amount payable by Lessee under this sub-clause at the rate of interest stated in Clause 5.11 in respect of the period commencing on the date on which the payment of taxation is finally due until payment by Lessee (both before and after judgment) provided however that Lessee will not be liable for any Lessor Taxes incurred as a result of the payment of the Agreed Value pursuant to Clause 11.

5.11 DEFAULT INTEREST: If Lessee fails to pay any amount payable under this Agreement on the due date, Lessee will pay on demand from time to time to Lessor interest (both before and after judgment) on that amount, from the due date to the date of payment in full by Lessee to Lessor, at the rate calculated by Lessor to be one month Dollar LIBOR plus 500 basis points per annum. All such interest will be compounded monthly and calculated on the basis of the actual number of days elapsed and a 360 day year.

5.12 CONTEST: If Lessee disputes the payment of any Taxes payable by Lessor for which Lessee is responsible under this Agreement, Lessor will consider with Lessee the taking of such action as Lessee may reasonably request at Lessee's expense to contest that payment but will not be obliged to take any such action:-

(a)      which Lessor considers in its sole discretion may prejudice it; or

(b)      which Lessor considers does not have a reasonable prospect of success;
         or

(c) for which Lessee has not made adequate provision to the satisfaction of Lessor in respect of the expense concerned.

5.13 ABSOLUTE: Lessee's obligations under this Agreement are absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):-

(a) any right of set-off, counterclaim, recoupment, defence or other right which either party to this Agreement may have against the other;

(b) any unavailability of the Aircraft for any reason, including, but not limited to, a requisition of the Aircraft or any prohibition or interruption of or interference with or other restriction against Lessee's use, operation or possession of the Aircraft;

         any lack or invalidity of title or any other defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or any Event of Loss in respect of or any damage to the Aircraft;

(d) any insolvency, bankruptcy, reorganisation, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against Lessor or Lessee;

(e) any invalidity or unenforceability or lack of due authorisation of, or other defect in, this Agreement; and

         any other cause which but for this provision would or might otherwise have the effect of terminating or in any way affecting any obligation of Lessee under this Agreement.

5.14     SECURITY:

(a) It is intended by Lessor and Lessee that the Aircraft Commitment Fee paid by Lessee to Lessor and referenced in Clause 5.1, the Supplemental Rent and, if applicable, the Insurance Security Deposit contemplated by the first paragraph of Schedule 4 are amounts paid by Lessee to Lessor in consideration for Lessor removing the Aircraft from the market, the use of the Aircraft by Lessee and the satisfaction of Lessor's obligations under this Agreement and that, once paid, those monies irrevocably and unconditionally shall be the property of Lessor. Notwithstanding that stated intent, if and to the extent that those monies or any thereof, under any applicable law or otherwise, are determined to be security deposits or otherwise the property of Lessee or if it is so determined those monies are a debt owed to Lessee or that Lessee shall have any interest in those monies (the "Charged Monies"), the parties agree that subclauses (b), (c) and
         (d) shall apply;

(b) To the fullest extent permitted by law and by way of continuing security Lessee charges and grants a security interest in the Charged Monies and all rights of Lessee to payment thereof, the debt represented thereby and/or any and all interest of Lessee therein to Lessor by way of first priority security interest and first fixed charge as security for Lessee's obligations and liabilities under this Agreement and the Other Agreements (the "Secured Liabilities").
         Except as expressly permitted under this Agreement, Lessee will not be entitled to payment of the Charged Monies. Lessee will not assign, transfer or otherwise dispose of all or part of its rights in the Charged Monies and Lessee agrees that it will enter into any additional documents and instruments necessary or reasonably requested by Lessor to evidence, create or perfect Lessor's rights to the Charged Monies.

(c) If Lessee fails to comply with any provision of this Agreement or any Event of Default has occurred and is continuing Lessor may immediately or at any time thereafter, without prior notice to Lessee:-

         (i) set-off all or any part of the Secured Liabilities against the liabilities of Lessor in respect of the Charged Monies; or

         (ii) apply or appropriate the Charged Monies in or towards the payment or discharge of the Secured Liabilities in such order as Lessor sees fit; and

(d) If Lessor has exercised the set-off described in sub-clause (c) above, Lessee shall, following a demand in writing from Lessor, promptly restore the Charged Monies to the level at which they stood immediately prior to such set-off.

6        MANUFACTURER'S WARRANTIES

6.1 ASSIGNMENT: Notwithstanding this Agreement, Lessor will remain entitled to the benefit of each warranty, express or implied, with respect to the Aircraft, any Engine or Part so far as concerns any manufacturer, vendor, subcontractor or supplier. Except to the extent Lessor otherwise directs, Lessor hereby authorises Lessee to pursue any claim thereunder in relation to defects affecting the Aircraft, any Engine or Part and Lessee agrees diligently to pursue any such claim which arises at its own cost. Lessee will notify Lessor promptly upon becoming aware of any such claim.

6.2 PROCEEDS: Except to the extent Lessor otherwise agrees in a particular case, all proceeds of any such claim will be paid directly to Lessor but if and to the extent that such claim relates:-

(a)      to defects affecting the Aircraft which Lessee has rectified; or

(b) to compensation for loss of use of the Aircraft, an Engine or any Part during the Term; and provided no Default has occurred and is continuing the proceeds will be paid to Lessee by Lessor but in the case of (a) only on receipt of evidence satisfactory to Lessor that Lessee has rectified the relevant defect.

6.3 PARTS: Except to the extent Lessor otherwise agrees in a particular case, Lessee will procure that all engines, components, furnishings or equipment provided by the manufacturer, vendor, subcontractor or supplier in replacement of a defective Engine or Part pursuant to the terms of any warranty will be installed promptly by Lessee, that title thereto free of Security Interests vests in Owner. On installation those items will be deemed to be an Engine or Part as applicable.

6.4 AGREEMENT: To the extent any warranties relating to the Aircraft are made available under an agreement between any manufacturer, vendor, subcontractor or supplier and Lessee, this Clause 6 is subject to that agreement. However Lessee will:-

(a) pay the proceeds of any claim thereunder to Lessor to be applied pursuant to Clause 6.2 and pending such payment will hold the claim and the proceeds on trust for Lessor; and

(b) Lessee will take all such steps as are necessary at the end of the Term to ensure the benefit of any of those warranties which have not expired are vested in Lessor.

7.       LESSOR'S COVENANTS

7.1 QUIET ENJOYMENT: Lessor will not interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee but the exercise by Lessor of its rights under or in connection with this Agreement will not constitute such an interference.

7.2 MAINTENANCE CONTRIBUTION: Provided no Default has occurred and is continuing Lessor will pay to Lessee, by way of contribution to the cost of maintenance of the Aircraft, upon submission by Lessee to Lessor within 6 months of the commencement of that maintenance and before the Expiry Date of an invoice and supporting documentation reasonably satisfactory to Lessor evidencing:-

(a) with respect to the Airframe, the completion, in accordance with this Agreement, of those items of maintenance characterised by the Manufacturer's maintenance planning document and best industry practice as D Check and/or individual structural inspections having an interval of not less than 15,000 Flight Hours or 6 years for the Aircraft (but not including repairs arising as the result of operational or maintenance mishandling and not including airworthiness directives), the lesser of (i) the amount of that invoice and (ii) an amount equal to the aggregate amount of Airframe Supplemental Rent paid under this Agreement at the time of commencement of such maintenance less the aggregate amount previously paid by Lessor under this sub-clause;

(b) with respect to any Engine, the performance, in accordance with this Agreement, of a Hot Section Refurbishment or a Cold Section Refurbishment (other than (i) repairs arising as a result of foreign object damage or operational or maintenance mishandling and/or (ii) removal, installation, maintenance and repair of QEC (Quick Engine Change) kits and/or airworthiness directives), the lesser of (i) the amount of that invoice and (ii) an amount equal to the aggregate amount of Engine Refurbishment Supplemental Rent paid in respect of that Engine under this Agreement at the time of commencement of such maintenance less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-clause;

(c) with respect to any Engine, the replacement, in accordance with this Agreement, of life limited Parts (other than replacement which is occassioned by foreign object damage or operational or maintenance mishandling and other than replacement occassioned by airworthiness directives or elective replacement), the lesser of (i) the amount of that invoice and (ii) an amount equal to the aggregate amount of Engine Life Limited Parts Supplemental Rent paid in respect of that Engine under this Agreement at the time of commencement of such maintenance less the aggregate amount previously paid in respect of that Engine by Lessor under this sub-clause; and

(d) with respect to the Landing Gear, the performance in accordance with this Agreement, of all work on the Landing Gear in the nature of overhaul and requiring removal and disassembly (other than repairs arising as the result of operational or maintenance mishandling and/or airworthiness directives), the lesser of (i) the amount of that invoice and (ii) an amount equal to the aggregate amount of Landing Gear Supplemental Rent paid under this Agreement at the time of commencement of such maintenance less the aggregate amount previously paid by Lessor under this sub-clause.

7.3      LESSOR OBLIGATIONS FOLLOWING EXPIRY DATE: Within 5 Business Days of:-

(a) redelivery of the Aircraft to Lessor in accordance with and in the condition required by this Agreement; or

(b) payment to Lessor of the Agreed Value following an Event of Loss after the Delivery Date;

         or in each case such later time as Lessor is satisfied Lessee has irrevocably paid to Lessor all Rent which may then be outstanding or become payable under this Agreement or the Other Agreements and provided that no Default shall have occurred and is continuing, Lessor will pay to Lessee:-

         (i) an amount equal to (x) the amount of the Aircraft Commitment Fee paid by Lessee and referenced in Clause 5.1; plus (y) the amount of interest at the rate and otherwise calculated in accordance with Letter Agreement No. 1 which would have accrued on the amount referred to in (x); and

         (ii) the amount of any Basic Rent received in respect of any period falling after the date of redelivery of the Aircraft or payment of the Agreed Value, as the case may be; and

         (iii) an amount equal to (x) the aggregate amount of Supplemental Rent previously paid by Lessee under this Agreement; minus (y) the aggregate amount previously paid by Lessor under Clause
                 7.2 without payment of interest.

8.       LESSEE'S COVENANTS

8.1      DURATION: The undertakings in this Clause and in Clause 12 will:-

(a)      except as otherwise stated, be performed at the expense of Lessee; and

(b) remain in force until the Expiry Date in accordance with this Agreement and thereafter to the extent of any accrued rights of Lessor in relation to those undertakings.

8.2      INFORMATION: Lessee will:-

(a) notify Lessor forthwith of the occurrence of any Default or any other event which might adversely affect Lessee's ability to perform any of its obligations under this Agreement;

(b)      furnish to Lessor:-

         (i) on a quarterly and annual basis, the consolidated management accounts of Lessee (comprising a balance sheet and profit and loss statement) prepared for the most recent previous financial quarter certified by Lessee's chief financial officer as being true and correct;

         (ii) as soon as available but not in any event later than 120 days after the last day of each financial year of Lessee, its audited consolidated balance sheet as of such day and its audited consolidated profit and loss statement for the year ending on such day;

         (iii) at the same time as it is issued to the shareholders or creditors of Lessee, a copy of each notice or circular issued to Lessee's shareholders or creditors as a group;and

         (iv) on request from time to time such other information relevant to the transaction contemplated by this Agreement regarding Lessee and its business and affairs as Lessor may reasonably request;

(c) keep Lessor informed as to current serial numbers of the Engines and any engine installed on the Aircraft;

(d) promptly furnish to Lessor all information Lessor from time to time reasonably requests regarding the Aircraft, any Engine or any Part, its use, location and condition including, without limitation, the hours available on the Aircraft and any Engine until the next scheduled check, inspection, overhaul or shop visit, as the case may be;

(e) on request, within 10 days after the end of any Rental Period, furnish to Lessor evidence satisfactory to Lessor of payment of all Taxes due during that or any previous Rental Period;

(f) on request, furnish to Lessor evidence satisfactory to Lessor that all Taxes and charges incurred by Lessee with respect to the Aircraft, including without limitation all payments due to the relevant air traffic control authorities, have been paid and discharged in full;

(g) provide Lessor with a monthly report on the Aircraft and each Engine in the form required from time to time by Lessor;

(h) give Lessor not less than 60 days' written notice as to the time and location of all Major Checks; and

(i)      promptly notify Lessor of:-,

         (i) any loss, theft, damage or destruction to the Aircraft, any Engine or any Part, or any modification to the Aircraft if the potential cost may exceed the Damage Notification Threshold; and

         (ii) any claim or other occurrence likely to give rise to a claim under the Insurances

                 (but in the case of hull claims only in excess of the Damage Notification Threshold) and details of any negotiations with the insurance brokers over any such claim.

8.3      LAWFUL AND SAFE OPERATION: Lessee will:-

(a) comply with the law for the time being in force in any country or jurisdiction which may for the time being be applicable to the Aircraft or, so far as concerns the use and operation of the Aircraft or an owner or operator thereof and take all reasonable steps to ensure that the Aircraft is not used for any illegal purpose;

(b) not use the Aircraft in any manner contrary to any recommendation of the manufacturers of the Aircraft, any Engine or any Part or any recommendation or regulation of the Air Authority or for any purpose for which the Aircraft is not designed or reasonably suitable;

(c) ensure that the crew and engineers employed by it in connection with the operation and maintenance of the Aircraft have the qualifications and hold the licences required by the Air Authority and applicable law;

(d) use the Aircraft solely in commercial or other operations for which Lessee is duly authorised by the Air Authority and applicable law;

(e)      not use the Aircraft for the carriage of:-

         (i) whole animals living or dead except in the cargo compartments according to I.A.T.A. regulations, and except domestic pet animals carried in a suitable container to prevent the escape of any liquid and to ensure the welfare of the animal;

         (ii) acids, toxic chemicals, other corrosive materials, explosives, nuclear fuels, nuclear wastes, or any nuclear assemblies or components, except as permitted for passenger aircraft under the "Restriction of Goods" schedule issued by I.A.T.A. from time to time and provided that all the requirements for packaging or otherwise contained therein are fulfilled;

         (iii) any other goods, materials or items of cargo which could reasonably be expected to cause damage to the Aircraft and which would not be adequately covered by the Insurances; or

         (iv)    any illegal item or substance;

(f) not utilise the Aircraft for purposes of training, qualifying or re-confirming the status of cockpit personnel except for the benefit of Lessee's cockpit personnel, and then only if the use of the Aircraft for such purpose is not disproportionate to the use for such purpose of other aircraft of the same type operated by Lessee;

(g) not cause or permit the Aircraft to proceed to, or remain at, any location which is then the subject of a prohibition order (or any similar order or directive), sanctions or restrictions by:-

         (i) the United Nations Security Council, the U.S. International Economic Emergency Powers Act or U.N. Security Council directives (including, as of the date hereof, Haiti, Iraq, Libya and the Federal Republic of Yugoslavia (Serbia and Montenegro) and the Unita Rebels of Angola) or the U.S. Export Administration Act Regulations (15 C.F.R. Parts 730-799) (including as of the date hereof Cuba, Iran, North Korea, Sudan, Syria and Vietnam), except as may be permitted by operating in accordance with the conditions specified by the U.S. Export Administration Regulations, General License GATS (15 C.F.R. Part 771.19);

         (i) any Government Entity of the State of Registration or the Habitual Base;

         (iii) any Government Entity of the country in which such location is situated; or

         (iv) any Government Entity having jurisdiction over Owner, Sub Lessor, Lessor, the Banks or the Aircraft;

(h) obtain and maintain in full force all certificates, licences, permits and authorisations required for the use and operation of the Aircraft for the time being, and for the making of payments required by, and the compliance by Lessee with its other obligations under, this Agreement;

(i) not operate or locate the Aircraft or suffer or permit the Aircraft to be operated or located during the Term in any area excluded from coverage by any insurance policy issued pursuant to the requirements of this Agreement; and

(j)      not operate or locate the Aircraft in, to or over any country which is
         (x) the subject of sanctions under the U.S. International Economic Emergency Powers Act or United Nations Security Council Directives (currently Haiti, Iraq, Libya, the Federal Republic of Yugoslavia (Serbia and Montenegro) and the Unita Rebels of Angola) and/or (y) restricted under the United States Trading with the Enemy Act or the United States Export Administration Act except as may be permitted by operating in accordance with the conditions specified by the United States Export Administration Regulations, General Licence GATS (15 CFR
         Part 771.19) (currently Cuba, Iran, North Korea and Syria).

8.4      TAXES AND OTHER OUTGOINGS: Lessee will promptly pay:-

(a) all licence and registration fees, Taxes (other than Lessor Taxes) and other amounts of any nature imposed by any Government Entity with respect to the Aircraft, including without limitation the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition of the Aircraft; and

(b) all rent, fees, charges, Taxes (other than Lessor Taxes) and other amounts in respect of any premises where the Aircraft or any Part thereof is located from time to time;

         except to the extent that in the reasonable opinion of Lessor such payment is being contested in good faith by appropriate proceedings, in respect of which adequate reserves have been provided by Lessee and non-payment of which does not give rise to any material likelihood of the Aircraft or any interest therein being sold, forfeited or otherwise lost or of criminal liability on the part of Owner, Lessor, Sub Lessor or any Bank.

8.5 SUB-LEASING: LESSEE WILL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUB-LEASE OR OTHERWISE PART WITH POSSESSION OF THE AIRCRAFT, THE ENGINES OR ANY PART EXCEPT THAT LESSEE MAY PART WITH POSSESSION
         (A) WITH RESPECT TO THE AIRCRAFT, THE ENGINES OR ANY PART TO THE RELEVANT MANUFACTURERS FOR TESTING OR SIMILAR PURPOSES OR TO THE AGREED MAINTENANCE PERFORMER FOR SERVICE, REPAIR, MAINTENANCE OR OVERHAUL WORK, OR ALTERATIONS, MODIFICATIONS OR ADDITIONS TO THE EXTENT REQUIRED OR PERMITTED BY THIS AGREEMENT, AND (B) WITH RESPECT TO AN ENGINE OR PART, AS EXPRESSLY PERMITTED BY THIS AGREEMENT.

8.6      INSPECTION:

(a) Lessor and any person designated by Lessor may at any time visit, inspect and survey the Aircraft, any Engine or any Part and for such purpose may, subject to any applicable Air Authority regulation, travel on the flight deck as observer;

(b) Lessee will pay to Lessor on demand all reasonable out-of-pocket expenses incurred by Lessor in connection with any such visit, inspection or survey; and

(c)      Lessor will:

         (i) have no duty or liability to make, or arising out of any such visit, inspection or survey; and

         (ii) so long as no Default has occurred and is continuing, not exercise such right other than on reasonable notice and so as not to disrupt unreasonably the commercial operations of Lessee.

8.7      OWNERSHIP; PROPERTY INTERESTS; RELATED MATTERS: Lessee will:-

(a) not do or knowingly permit to be done or omit or knowingly permit the omission of any act or thing which might reasonably be expected to jeopardise the rights of Owner as owner of the Aircraft, the rights of Sub Lessor as sub lessor of the Aircraft and the rights of Lessor as lessor of the Aircraft;

(b)      on all occasions when the ownership of the Aircraft, any Engine or any
         Part is relevant, make clear to third parties that title is held by Owner;

(c) not at any time (i) represent or hold out Owner, Sub Lessor, Lessor or the Banks as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation or carriage (whether for hire or reward or gratuitously) which may be undertaken by Lessee or (ii) pledge the credit of Owner, Sub Lessor, Lessor or the Banks;

(d) ensure that there is always affixed, and not removed or in any way obscured, a fireproof plate (having dimensions of not less than 10 cm. x 7 cm.) in a reasonably prominent position in the cockpit of the Aircraft adjacent to the certificate of airworthiness and on each Engine stating:-

         "This Aircraft/ Engine is owned by Polaris Aircraft Leasing K.B. and is leased to Air South Airlines, Inc. and may not be operated by any other person without the prior written consent of Polaris Aircraft Leasing K.B.";

(e) not create or permit to exist any Security Interest upon the Aircraft, any Engine or any Part;

(f) not do or permit to be done anything which may reasonably be expected to expose the Aircraft, any Engine or any Part to penalty, forfeiture, impounding, detention, appropriation, damage or destruction and without prejudice to the foregoing, if any such penalty, forfeiture, impounding, detention or appropriation, damage or destruction occurs, give Lessor notice and use best endeavours to procure the immediate release of the Aircraft, any Engine or the Part, as the case may be;

(g)      not abandon the Aircraft, the Engine or any Part;

(h) pay and discharge or cause to be paid and discharged when due and payable or make adequate provision by way of security or otherwise for all debts, damages, claims and liabilities which have given or might give rise to a Security Interest over or affecting the Aircraft, any Engine or any Part; and

(i) not attempt, or hold itself out as having any power, to sell, lease or otherwise dispose of the Aircraft, any Engine or any Part.

8.8      GENERAL: Lessee will:-

(a) not liquidate or dissolve (except in connection with a transaction otherwise permitted by this Clause 8.8 (a)), and Lessee shall not consolidate with or merge into, any other corporation, and Lessee shall not convey, transfer, lease or otherwise dispose of all or substantially all of its property and other assets, whether in one or a series of related transactions unless in the case of any such consolidation, merger, conveyance, transfer, lease or other disposition:-

         (i) the corporation formed by or surviving such consolidation or merger or the corporation which acquires by conveyance, transfer, lease or other disposition all or a material portion of such property and other assets or stock (the "Successor Entity")--

                 (A) shall be a corporation organised and existing under the laws of the United States or any state thereof;

                 (B) immediately after giving effect to such transaction, shall be Lessee or shall have acquired or succeeded to all or substantially all of the property and other assets (including, without limitation, all or substantially all of Lessee's property and other assets) as an entirety; and .

                 (C) shall execute and deliver to Lessor an agreement, in form and substance reasonably satisfactory to Lessor, which is a legal, valid, binding and enforceable assumption by such Successor Entity of the due and punctual performance and observance of each covenant and condition of this Agreement and agreement to be bound thereby, and shall execute, deliver and/or file such recordations and filings with any Government Entity and such other documents as Lessor shall reasonably deem to be necessary or advisable (including, without limitation, to preserve and protect the interests of Lessor) to evidence, or in connection with, such consolidation, merger, sale, lease, transfer or other disposition or acquisition and an officer's certificate from a responsible officer of the Successor Entity confirming the legal, valid, binding and enforceable nature of such assumption, and to the effect that the other requirements of this paragraph have been satisfied, and a legal opinion from counsel confirming the legal, valid, binding and enforceable nature of such assumption and otherwise in such form and substance reasonably satisfactory to Lessor; and

         (ii) prior to and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         No such permitted disposition to a Successor Entity shall relieve or release Lessee of or from any obligations hereunder which arose or existed prior to such disposition. Promptly following the closing of such disposition, Lessee shall provide Lessor with a certificate signed by Lessee's chief financial officer to the effect that such disposition will not have a material adverse effect on Lessee's ability to perform its obligations under this Agreement;

(b) ensure that no change will occur in the Habitual Base of the Aircraft without the prior written consent of Lessor. Lessor agrees that it shall not withhold its consent to a change in the Habitual Base to another state of the United States if Lessee shall have provided Lessor with an opinion of counsel practising in the state of the United States proposed by Lessee to be the Habitual Base in form and in substance reasonably satisfactory to Lessor to the effect that the rights and interests of Lessor are duly protected;

(c) not, without giving Lessor 30 days prior written notice (in accordance with this Agreement), change its chief executive office (as such term is defined in Article 9 of the Uniform Commercial Code as in effect in the State of South Carolina) from 1800 St. Julian Place, 4th Floor, Columbia, South Carolina 29204;

(d) remain a Certificated Air Carrier and maintain, without limitation, its status so as to fall within the purview of Section 1110 of Title 11 of the United States Code or any analogous Statute; and

(e) remain a "citizen of the United States" as defined in Section 101(16) of the Federal Aviation Act.

8.9      RECORDS: Lessee will:-

(a) cause accurate, complete and current records of all flights made by, and all maintenance carried out on, the Aircraft (including in relation to each Engine and Part subsequently installed, before the installation) to be kept; keep the records in such manner as the Air Authority may from time to time require, and ensure that they comply with the recommendations of any manufacturers of the Aircraft, any Engine or any Part. All records must be maintained in English. The records will form part of the Aircraft Documents; and

(b) procure access to a revision service in respect of, and will maintain with appropriate revisions in English, all Aircraft Documents, records, logs, and other materials required by applicable laws and best practice of major international air transport operators in respect of the Aircraft.

8.10     PROTECTION: Lessee will:-

(a) maintain the registration of the Aircraft with the Air Authority in the name of Lessor and, to the extent permitted under the laws of the State of Registration, reflecting the respective interests of Owner and Sub Lessor and not do or suffer to be done anything which might adversely affect that registration; and

(b) do all acts and things (including, without limitation, making any filing or registration with the Air Authority or any other Government Entity) and execute and deliver, notarise, file, register and record all documents (including, without limitation, any amendment of this Agreement) as may be required by Lessor:-

         (i) following any change or proposed change in the ownership or financing of the Aircraft or in the manner of securing Owner's and/or Sub Lessor's and/or Lessor's obligations to the Banks; or

         (ii) following any modification of the Aircraft, any Engine or any Part or the permanent replacement of any Engine or Part in accordance with this Agreement, so as to ensure that the rights of Owner as owner of the Aircraft, the rights of Sub Lessor as sub lessor of the Aircraft and the rights of Lessor as lessor of the Aircraft and under this Agreement apply with the same effect as before; or

         (iii) to establish, maintain, preserve, perfect and protect the rights of Lessor under this Agreement or the interest of Sub Lessor as sub lessor of the Aircraft and the interest of Owner as owner of the Aircraft.

8.11     MAINTENANCE AND REPAIR: Lessee will:-

(a) keep the Aircraft airworthy in all respects and in good repair and condition;

(b) not change the Agreed Maintenance Programme or the schedule of the Agreed Maintenance Programme without the written consent of Lessor;

(c) maintain the Aircraft in accordance with the Agreed Maintenance Programme through the Agreed Maintenance Performer and perform (at the respective intervals provided in the Agreed Maintenance Programme) all Major Checks;

(d)      maintain the Aircraft in accordance with FAA Federal Air Regulations
         Part 121 and any other rules and regulations of the FAA as may be applicable to passenger category aircraft and in at least the same manner and with at least the same care, including, without limitation, maintenance scheduling, modification status and technical condition, as is the case with respect to similar aircraft owned or otherwise operated by Lessee and as if Lessee were to retain the Aircraft in its fleet and continue to operate the Aircraft after the Expiry Date and including, without limitation, all maintenance to the Airframe, any Engine or any Part required to maintain all warranties, performance guarantees or service life policies in full force and effect;

(e) comply with all mandatory inspection and modification requirements, airworthiness directives and similar requirements applicable to the Aircraft, any Engine or Part having a compliance date during the Term or within 180 days after the Expiry Date and which are required by the Air Authority, and/or the FAA and/or the laws of the state of manufacture of the Aircraft, any Engine or Part and/or recommended by any manufacturer of the Aircraft, any Engine or Part (each of the foregoing being hereinafter referred to as a "Relevant AD").

         The cost of compliance with any single Relevant AD shall be allocated among Lessor and Lessee as follows:-

         (i) Lessee shall be responsible for the first $100,000 of such cost;

         (ii) Lessor and Lessee shall share, on an equal basis, the portion of such cost (if any) which exceeds $100,000 up to and including $200,000; and

         (iii) Lessor shall be wholly responsible for the portion of such cost (if any) which exceeds $200,000 (subject always to the provisions of the following paragraph).

         Notwithstanding the foregoing, in the event that the total cost of any single Relevant AD (such total cost to be mutually agreed, in good faith, between Lessor and Lessee) exceeds $200,000 (the "Threshold Amount"), Lessor may elect not to make its contribution to the cost of compliance with such Relevant AD as described in (iii) above. If Lessor shall so elect, Lessee shall be entitled, by giving prior written notice to Lessor, to terminate this Agreement and redeliver the Aircraft to Lessor in accordance with Clause 12 and Schedule 3 (except for compliance with the Relevant AD which gave rise to such termination) on the earlier of (x) the date which is 30 days after the date of such notice from Lessee to Lessor; or (y) the date on which the Aircraft is required to be removed from service by reason of non-compliance with the applicable Relevant AD. Such notice shall specify the proposed redelivery date of the Aircraft by Lessee and, upon the receipt of such notice by Lessor, the then current definition of Expiry Date shall be deemed to have been amended accordingly. Upon any termination of this Agreement pursuant to this Clause 8.11 (e), neither party shall be under any further obligation to the other hereunder except for (x) accrued obligations of Lessee hereunder; and
         (y) obligations hereunder which are expressed to continue notwithstanding the expiration of the Term and provided further that Lessor shall, if applicable having regard to the provisions of Clause 7.3, make the rebate described in Clause 7.3 (i) and the adjustment payments described in Schedule 3 shall be payable by Lessee;

(f) comply with all applicable laws and the regulations of the Air Authority and other aviation authorities with jurisdiction over Lessee or the Aircraft, any Engine or Part regardless of upon whom such requirements are imposed and which relate to the maintenance, condition, use or operation of the Aircraft or require any modification or alteration to the Aircraft, any Engine or Part;

(g) maintain in good standing a current certificate of airworthiness (in the appropriate category for the nature of the operations of the Aircraft) for the Aircraft issued by the Air Authority except where the Aircraft is undergoing maintenance, modification or repair required or permitted by this Agreement and will from time to time provide to Lessor a copy on request;

(h) if required by the Air Authority, maintain a current certification as to maintenance issued by or on behalf of the Air Authority in respect of the Aircraft and will from time to time provide to Lessor a copy on request; and

(i) procure promptly the replacement of any Engine or Part which has become time, cycle or calendar expired, lost, stolen, seized, confiscated, destroyed, damaged beyond repair, unserviceable or permanently rendered unfit for use, with an engine or part complying with the conditions set out in Clause 8.13(a).

8.12     REMOVAL OF ENGINES AND PARTS: Lessee will ensure that no Engine or
         Part installed on the Aircraft is at any time removed from the Aircraft other than:-

(a)      if replaced as expressly permitted by this Agreement; or

(b) if the removal is of an obsolete item and is in accordance with the Agreed Maintenance Programme; or

(c)      (i)     during the course of maintaining, servicing, repairing,
                 overhauling or testing that Engine or the Aircraft, as the case may be; or

         (ii)    as part of a normal engine or part rotation programme; or

         (iii) for the purpose of making such modifications to the Engine or the Aircraft, as the case may be, as are permitted under this Agreement;

         and then in each case only if it is reinstalled or replaced by an engine or part complying with Clause 8.13(a) as soon as practicable and in any event no later than the Expiry Date.

8.13     INSTALLATION OF ENGINES AND PARTS: Lessee will:-

(a) ensure that, except as permitted by this Agreement, no engine or part is installed on the Aircraft unless:-

         (i) in the case of an engine, it is an engine of the same model as, or an improved or advanced version of the Engine it replaces, which is in the same or better operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits and has the same or greater value and utility as the replaced Engine;

         (ii) in the case of a part, it is in as good operating condition, has substantially similar hours available until the next scheduled checks, inspections, overhauls and shop visits, is of the same or a more advanced make and model and is of the same interchangeable modification status as the replaced Part;

         (iii) in each case, it has become and remains the property of Owner free from Security Interests and on installation on the Aircraft will without further act be subject to the Head Lease, the Sub Lease and this Agreement; and

         (iv) in each case, Lessee has full details as to its source and maintenance records;

(b) if no Default has occurred which is continuing, be entitled to install any engine or part on the Aircraft by way of replacement notwithstanding Clause 8.13(a) if:-

         (i) there is not available to Lessee at the time and in the place that suchengine or part is required to be installed on the Aircraft, a replacement engine or part, as the case may be, complying with the requirements of Clause 8.13(a);

         (ii) it would result in an unreasonable disruption of the operation of the Aircraft and/or the business of Lessee to ground the Aircraft until an engine or part, as the case may be, complying with Clause 8.13(a) becomes available for installation on the Aircraft; and

         (iii) as soon as practicable after installation of the same on the Aircraft but, in any event, no later than the Expiry Date, Lessee removes any such engine or part and replaces it with the Engine or Part replaced by it or by an engine or part, as the case may be, complying with Clause 8.13(a).

8.14     NON-INSTALLED ENGINES AND PARTS: Lessee will:-

(a) ensure that any Engine or Part which is not installed on the Aircraft (or any other aircraft as permitted by this Agreement) is, except as expressly permitted by this Agreement, properly and safely stored, and kept free from Security Interests;

(b) notify Lessor whenever any Engine is removed from the Aircraft and, from time to time, on request procure that any person to whom possession of an Engine is given acknowledges in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interests of Owner as owner, Sub Lessor as sub lessor and Lessor as lessor of the Engine and will not seek to exercise any rights whatsoever in relation to it;

(c) (notwithstanding the foregoing provisions of this sub-clause), be permitted, if no Default has occurred and is continuing, to install any Engine or Part on an aircraft, or in the case of a Part, an engine:-

         (i)     owned and operated by Lessee free from Security Interests; or

         (ii) leased or hired to Lessee pursuant to a lease or conditional sale agreement on a long-term basis and on terms whereby Lessee has full operational control of that aircraft or engine; or

         (iii) acquired by Lessee and/or financed or refinanced, and operated by Lessee, on terms that ownership of that aircraft or engine, as the case may be, pursuant to a lease or conditional sale agreement, or a Security Interest therein, is vested in or held by any other person;

         provided that in the case of (ii) and (iii):-

         (1) the terms of any such lease, conditional sale agreement or Security Interest will not have the effect of prejudicing the interests of Owner as owner, Sub Lessor as sub lessor and Lessor as lessor of that Engine or Part; and

         (2) the lessor under such lease, the seller under such conditional sale agreement or the holder of such Security Interest, as the case may be, has confirmed and acknowledged in writing to Lessor, in form and substance satisfactory to Lessor, that it will respect the interest of Owner as owner, Sub Lessor as sub lessor and Lessor as lessor of that Engine or Part and that it will not seek to exercise any rights whatsoever in relation thereto.

8.15 POOLING OF ENGINES AND PARTS: Lessee will not enter into nor permit any pooling agreement or arrangement in respect of an Engine or Part without the prior written consent of Lessor.

8.16     EQUIPMENT CHANGES:

(a) Lessee will not make any modification or addition to the Aircraft (each an "Equipment Change"), except for an Equipment Change which:-

         (i)     is expressly permitted by this Agreement, or

         (ii) has the prior written approval of Lessor and which does not diminish the value, utility, condition, or airworthiness of the Aircraft; and

(b) So long as a Default has not occurred and is continuing, Lessee may remove any Equipment Change if it can be removed from the Aircraft without diminishing or impairing the value, utility, condition or airworthiness of the Aircraft.

8.17     TITLE ON AN EQUIPMENT CHANGE:

(a) Title to all Engines and Parts installed on the Aircraft whether by way of replacement, as the result of an Equipment Change or otherwise (except those installed pursuant to Clause 8.13(b)) will on installation, without further act, vest in Owner subject to this Agreement, the Head Lease and the Sub Lease free and clear of all Security Interests. Lessee will at its own expense take all such steps and execute, and procure the execution of, all such instruments as Lessor may require and which are necessary to ensure that title so passes to Owner according to all applicable laws. At any time when requested by Lessor, Lessee will provide evidence to Lessor's and Owner's satisfaction (including the provision, if required, to Lessor and Owner of one or more legal opinions) that title has so passed to Owner;

(b) Lessor may require Lessee to remove any Equipment Change and to restore the Aircraft to its condition prior to that Equipment Change; and

(c) Except as referred to in Clause 8.17(b) any Engine or Part at any time removed from the Aircraft will remain the property of Owner until a replacement has been made in accordance with this Agreement and until title in that replacement has passed, according to applicable laws, to Owner subject to this Agreement, the Head Lease and the Sub Lease free of all Security Interests whereupon title to the replaced Engine or Part will pass to Lessee.

8.18 THIRD PARTY: Lessee will procure that no person (other than Owner, Sub Lessor, Lessor or any Bank) will act in any manner inconsistent with its obligations under this Agreement and that all persons will comply with those obligations as if references to "Lessee" included a separate reference to those persons.

9.       INSURANCE

9.1 INSURANCES: Lessee will maintain in full force during the Term insurances in respect of the Aircraft in form and substance satisfactory to Lessor (the "Insurances" which expression includes, where the context so admits, any relevant re-insurance(s)) through such brokers and with such insurers and having such deductibles and being subject to such exclusions as may be approved by Lessor. The Insurances will be effected either:-

(a) on a direct basis with insurers of recognised standing who normally participate in aviation insurances in the leading international insurance markets and led by reputable underwriter(s) approved by Lessor; or

(b) with a single insurer or group of insurers approved by Lessor who does not retain the risk but effects substantial reinsurance with reinsurers in the leading international insurance markets and through brokers each of recognised standing and acceptable to Lessor for a percentage acceptable to Lessor of all risks insured (the "Reinsurances").

9.2 REQUIREMENTS: Lessor's current requirements as to required Insurances are as specified in this Clause and in Schedule 4. Lessor may from time to time stipulate other requirements for the Insurances so that the scope and level of cover is maintained in line with best industry practice and the interests of Lessor, Sub Lessor and Owner protected.

9.3 CHANGE: If at any time Lessor wishes to revoke its approval of any insurer, reinsurer, insurance or reinsurance, Lessor and/or its brokers will consult with Lessee and Lessee's brokers (as for the time being approved by Lessor) regarding whether that approval should be revoked to protect the interests of the parties insured. If, following the consultation, Lessor considers that any change should be made, Lessee will then arrange or procure the arrangement of alternative cover satisfactory to Lessor.

9.4      INSURANCE COVENANTS: Lessee will:-

(a) ensure that all legal requirements as to insurance of the Aircraft, any Engine or any Part which may from time to time be imposed by the laws of the State of Registration or any state to, from or over which the Aircraft may be flown, in so far as they affect or concern the operation of the Aircraft, are complied with and in particular those requirements compliance with which is necessary to ensure that (i) the Aircraft is not in danger of detention or forfeiture, (ii) the Insurances remain valid and in full force and effect, and (iii) the interests of the Indemnitees in the Insurances and the Aircraft or any Part are not thereby prejudiced;

(b) not use, cause or permit the Aircraft, any Engine or any Part to be used for any purpose or in any manner not covered by the Insurances or outside any geographical limit imposed by the Insurances;

(c) comply with the terms and conditions of each policy of the Insurances and not do, consent or agree to any act or omission which:-

         (i)    invalidates or may invalidate the Insurances; or

         (ii) renders or may render void or voidable the whole or any part of any of the Insurances; or

         (iii) brings any particular liability within the scope of an exclusion or exception to the Insurances;

(d) not take out without the prior written approval of Lessor any insurance or reinsurance in respect of the Aircraft other than those required under this Agreement unless relating solely to hull total loss, business interruption, profit commission and deductible risk;

(e) commence renewal procedures at least 30 days prior to expiry of any of the Insurances and provide to Lessor:-

         (i) if requested by Lessor, a written status report of renewal negotiation 14 days prior to each expiry date;

         (ii) telexed confirmation of completion of renewal prior to each expiry date;

         (iii) certificates of insurance (and where appropriate certificates of reinsurance), and broker's (and any reinsurance brokers') letter of undertaking in a form acceptable to Lessor in English, detailing the coverage and confirming the insurers' (and any reinsurers') agreement to the specified insurance requirements of this Agreement within 7 days after each renewal date;

(f) on request, provide to Lessor copies of documents evidencing the Insurances;

(g) on request, provide to Lessor evidence that the Insurance premiums have been paid;

(h) not make any modification or alteration to the Insurances material and adverse to the interests of any of the Indemnitees;

(i)      be responsible for any deductible under the Insurances; and

(j) provide any other insurance and reinsurance related information, or assistance, in respect of the Insurances as Lessor may reasonably require.

9.5 FAILURE TO INSURE: If Lessee fails to maintain the Insurances in compliance with this Agreement, each of the Indemnitees will be entitled but not bound, (without prejudice to any other rights of Lessor under this Agreement):-

(a) to pay the premiums due or to effect and maintain insurances satisfactory to it or otherwise remedy Lessee's failure in such manner (including, without limitation to effect and maintain an "owner's interest" policy) as it considers appropriate. Any sums so expended by it will become immediately due and payable by Lessee to Lessor together with interest thereon at the rate specified in Clause 5.11, from the date of expenditure by it up to the date of reimbursement by Lessee; and

(b) at any time while such failure is continuing to require the Aircraft to remain at any airport or to proceed to and remain at any airport designated by it until the failure is remedied to its satisfaction.

9.6 CONTINUING INDEMNITY: Lessor may require Lessee to effect and to maintain insurance after the Expiry Date with respect to its liability under the indemnities in Clause 10 for such period as Lessor may reasonably require (but in any event not more than 3 years) which provides for each Indemnitee to be named as additional insured. Lessee's obligation in this Clause shall not be affected by Lessee ceasing to be lessee of the Aircraft and/or any of the Indemnitees ceasing to have any interest in respect of the Aircraft.

9.7       APPLICATION OF INSURANCE PROCEEDS:

          As between Lessor and Lessee:-

(a) all insurance payments received as the result of an Event of Loss occurring during the Term will be paid to Lessor and Lessor will pay the balance of those amounts to Lessee after deduction of all amounts which may be or become payable by Lessee to Lessor under this Agreement (including under Clause 11.1(b));

(b) all insurance proceeds of any property, damage or loss to the Aircraft, any Engine or any Part occurring during the Term not constituting an Event of Loss and in excess of the Damage Notification Threshold will be paid to Lessor and applied in payment (or to reimburse Lessee) for repairs or replacement property upon Lessor being satisfied that the repairs or replacement have been effected in accordance with this Agreement. Insurance proceeds in amounts below the Damage Notification Threshold may be paid by the insurer directly to Lessee. Any balance remaining may be retained by Lessor;

(c) all insurance proceeds in respect of third party liability will, except to the extent paid by the insurers to the relevant third party, be paid to Lessor to be paid directly in satisfaction of the relevant liability or to Lessee in reimbursement of any payment so made;

(d) notwithstanding Clauses 9.7(a), (b) or (c), if at the time of the payment of any such insurance proceeds a Default has occurred and is continuing, all such proceeds will be paid to or retained by Lessor to be applied toward payment of any amounts which may be or become payable by Lessee in such order as Lessor sees fit or as Lessor may elect.

10.       INDEMNITY

10.1 GENERAL: Lessee agrees to assume liability for, defend, indemnify and hold harmless the Indemnitees on an after tax basis from and against any and all claims, proceedings, losses, liabilities, damages (whether direct, indirect, special, incidental or consequential) suits, judgments, costs, expenses (including, without limitation, legal fees and expenses), penalties (whether civil or criminal) or fines (each a "Claim") (regardless of when the same is made or incurred, whether during or after the Term (but not before)):-

          (a) which may at any time be suffered or incurred directly or indirectly as a result of or in any manner connected with the possession, delivery, performance, management, ownership, registration, control, maintenance, condition, service, repair, overhaul, leasing, use, operation or return of the Aircraft, any Engine or Part (either in the air or on the ground) whether or not the Claim may be attributable to any defect in the Aircraft, any Engine or any Part or to its design, testing or use or otherwise, and regardless of when the same arises or whether it arises out of or is attributable to any act or omission, negligent or otherwise, of any Indemnitee;

          (b) which arise out of any act or omission which invalidates or which renders voidable any of the Insurances;

          (c) which may at any time be suffered or incurred as a consequence of any design, article or material in the Aircraft, any Engine or any Part or its operation or use constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person;

          (d) which results from Lessee's breach of any of its representations or warranties or any other Event of Default under this Agreement.

          but excluding any Claim in relation to a particular Indemnitee to the extent that such Claim is covered pursuant to another indemnity provision of this Agreement or to the extent it arises solely as a result of the wilful misconduct of such Indemnitee or Lessor as a result of Lessor Taxes or a Lessor Lien.

10.2 DURATION: The indemnities contained in this Agreement will continue in full force after the Expiry Date.

11.       EVENTS OF LOSS

11.1 If an Event of Loss occurs after delivery of the Aircraft to Lessee, Lessee will pay the Agreed Value to Lessor on or prior to the earlier of (i) 5 Business Days after the Event of Loss and (ii) the date of receipt of insurance proceeds in respect of that Event of Loss. Subject to the rights of any insurers and reinsurers or other third party, upon irrevocable payment in full to Lessor of that amount and all other amounts which may be or become payable to Lessor under this Agreement, Lessor will without recourse or warranty (except as to Lessor's Liens) and without further act, be deemed to have transferred to Lessee all of Lessor's rights to any Engines and Parts not installed when the Event of Loss occurred, all on an as-is where-is basis, and will at Lessee's expense, execute and deliver such bills of sale and other documents and instruments as Lessee may reasonably request to evidence (on the public record or otherwise) the transfer and the vesting of Lessor's rights in such Engines and Parts in Lessee, free and clear of all rights of Lessor and Lessor Liens.

11.2 REQUISITION: During any requisition for use or hire of the Aircraft, any Engine or Part which does not constitute an Event of Loss:-

(a) the Rent and other charges payable under this Agreement will not be suspended or abated either in whole or in part, and Lessee will not be released from any of its other obligations under the Agreement (other than operational obligations with which Lessee is unable to comply solely by virtue of the requisition);

(b) so long as no Default has occurred and is continuing, Lessee will be entitled to any hire paid by the requisitioning authority in respect of the Term. Lessee will, as soon as practicable after the end of any such requisition, cause the Aircraft to be put into the condition required by this Agreement. Lessor will be entitled to all compensation payable by the requisitioning authority in respect of any change in the structure, state or condition of the Aircraft arising during the period of requisition, and Lessor will apply such compensation in reimbursing Lessee for the cost of complying with its obligations under this Agreement in respect of any such change, but so that, if any Default has occurred and is continuing, Lessor may apply the compensation or hire in or towards settlement of any amounts owing by Lessee under this Agreement.

12.       RETURN OF AIRCRAFT

12.1 RETURN: On the Expiry Date or termination of the leasing of the Aircraft under this Agreement Lessee will unless an Event of Loss has occurred, at its expense, redeliver the Aircraft and Aircraft Documents to Lessor at the Redelivery Location or such other airport as is mutually acceptable to the parties hereto, in a condition complying with Schedule 3, free and clear of all Security Interests and Permitted Liens (other than Lessor

         Liens) and in a condition qualifying for immediate certification of airworthiness by the FAA or as otherwise agreed by Lessor and Lessee, and thereupon cause the Aircraft to be deregistered by the Air Authority.

12.2 FINAL INSPECTION: Immediately prior to redelivery of the Aircraft, Lessee will make the Aircraft available to Lessor for inspection ("Final Inspection") in order to verify that the condition of the Aircraft complies with this Agreement. The Final Inspection will be long enough to permit Lessor to:-

(a)      inspect the Aircraft Documents;

(b)      inspect the Aircraft and uninstalled Parts;

(c) inspect the Engines, including without limitation (i) at Lessor's expense, a borescope inspection of (A) the low pressure and high pressure compressors and (B) turbine area and (ii) at Lessee's expense engine condition runs; and

(d) observe a 2 hour demonstration flight (with Lessor's representatives as on-board observers).

12.3 NON-COMPLIANCE: To the extent that, at the time of Final Inspection, the condition of the Aircraft does not comply with this Agreement, Lessee will at Lessor's option:-

(a) immediately rectify the non-compliance and to the extent the non-compliance extends beyond the Expiry Date, the Term will be automatically extended and this Agreement will remain in force until the non-compliance has been rectified; or

(b) redeliver the Aircraft to Lessor and indemnify Lessor, and provide to Lessor's satisfaction cash as security for that indemnity, against the cost of putting the Aircraft into the condition required by this Agreement.

12.4 REDELIVERY: Upon redelivery Lessee will provide to Lessor all documents necessary to export the Aircraft from the Habitual Base (including, without limitation, a valid and subsisting export licence for the Aircraft) and required in relation to the deregistration of the Aircraft with the Air Authority.

12.5 ACKNOWLEDGEMENT: Provided Lessee has complied with its obligations under this Agreement, following redelivery of the Aircraft by Lessee to Lessor at the Redelivery Location, Lessor will deliver to Lessee an acknowledgement confirming that Lessee has redelivered the Aircraft to Lessor in accordance with this Agreement.

12.6     MAINTENANCE PROGRAMME:

(a) Prior to the Expiry Date and upon Lessor's request, Lessee will provide Lessor or its agent reasonable access to the Agreed Maintenance Programme and the Aircraft Documents in order to facilitate the Aircraft's integration into any subsequent operator's fleet;

(b) Lessee will, if requested by Lessor to do so, upon return of the Aircraft deliver to Lessor a certified true current and complete copy of the Agreed Maintenance Programme together with a letter authorising Lessor to use such copy for "bridging" purposes for the next lessee of the Aircraft. Lessor agrees that it will not disclose the contents of the Agreed

         Maintenance Programme to any person or entity except to the extent necessary to monitor Lessee's compliance with this Agreement and/or to bridge the maintenance programme for the Aircraft from the Agreed Maintenance Programme to another programme after the Expiry Date.

12.7 FUEL: Upon redelivery of the Aircraft to Lessor, an adjustment will be made in respect of fuel on board on the Previous Delivery Date and the Expiry Date at the price then prevailing at the Redelivery Location.

12.8 AIRCRAFT STORAGE: During the period of 90 days after the Expiry Date, Lessor shall have the right to require Lessee to maintain, store and insure the Aircraft at a location having a facility capable of performing required maintenance of the Aircraft (to be nominated by Lessor). Any maintenance, storage or insurance cost actually incurred in connection with the foregoing and which is in excess of the costs payable by Lessee in meeting its obligations under this Agreement, shall be payable by Lessor at Lessee's direct cost without "mark-up". Prior to the Expiry Date, Lessor shall advise Lessee as to whether Lessor requires Lessee to provide the services contemplated by this Clause 12.8.

13.      DEFAULT

13.1 EVENTS: Each of the following events or conditions will constitute an Event of Default and a repudiation of this Agreement by Lessee (whether any such event or condition is voluntary or involuntary or occurs by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Government Entity):-

(a) NON-PAYMENT: Lessee fails to make any payment of Rent under this Agreement on the due date and such failure continues for 3 Business Days; or

(b) INSURANCE: Lessee fails to comply with any provision of Clause 9 or any insurance required to be maintained under this Agreement is cancelled or terminated or notice of cancellation is given in respect of any such insurance; or

(c) BREACH: Lessee fails to comply with any other provision of this Agreement and, if such failure is in the reasonable opinion of Lessor capable of remedy, the failure continues for 5 days after notice from Lessor to Lessee; or

(d) REPRESENTATION: any representation or warranty made (or deemed to be repeated) by Lessee in or pursuant to this Agreement or in any document or certificate or statement is or proves to have been incorrect in any material respect when made or deemed to be repeated; or

(e)      CROSS DEFAULT:

         (i) any Financial Indebtedness of Lessee or any of its Subsidiaries is not paid when due; or

         (ii) any such Financial Indebtedness becomes due or capable of being declared due prior to the date when it would otherwise have become due; or

         (iii) the security for any such Financial Indebtedness becomes enforceable; or

         (iv) any event of default or termination event, howsoever described, occurs under any Other Agreement or under any lease, hire purchase, conditional sale or credit sale agreement of Lessee or any of its Subsidiaries; or

(f) APPROVALS: any consent, authorisation, licence, certificate or approval of or registration with or declaration to any Government Entity in connection with this Agreement (including, without limitation):-

         (i) required by Lessee to authorise, or in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by Lessee of its obligations under this Agreement; or

         (ii) the registration of the Aircraft (to the extent that the same is within the control of Lessee); or

         (iii) any airline licence or air transport licence including, without limitation, authority to operate the Aircraft under Part 121 of the Federal Aviation Regulations and a Certificate of Convenience and Necessity issued under Section 401 of the Federal Aviation Act;

         is modified in a manner unacceptable to Lessor or is withheld, or is revoked, suspended, cancelled, withdrawn, terminated or not renewed, or otherwise ceases to be in full force; or

(g)      BANKRUPTCY, ETC:

         (i) Lessee or any Subsidiary consents to the appointment of a custodian, receiver, trustee or liquidator of itself or all or any material part of Lessee's property or Lessee's consolidated property, or Lessee or any Subsidiary admits in writing its inability to, or is unable to, or does not, pay its debts generally as they come due, or makes a general assignment for the benefit of creditors, or Lessee or any Subsidiary files a voluntary petition in bankruptcy or a voluntary petition seeking reorganisation in a proceeding under any bankruptcy or insolvency laws (as now or hereafter in effect), or an answer admitting the material allegations of a petition filed against Lessee or any Subsidiary in any such proceeding, or Lessee or any Subsidiary by voluntary petition, answer or consent seeks relief under the provisions of any other bankruptcy, insolvency or other similar law providing for the reorganisation or winding-up of corporations, or provides for an agreement, composition, extension or adjustment with its creditors, or any corporate action (including, without limitation, any board of directors or shareholder action) is taken by Lessee or any Subsidiary in furtherance of any of the foregoing, whether or not the same is fully effected or accomplished; or

         (ii) an order, judgment or decree is entered by any court appointing, without the consent of Lessee or any Subsidiary, a custodian, receiver, trustee or liquidator of Lessee or any Subsidiary, or of all or any material part of Lessee's property or Lessee's consolidated property is sequestered, and any such order, judgment or decree of appointment or sequestration remains in effect, undismissed, unstayed or unvacated for a period of 30 days after the date of entry thereof or at any time an order for relief is granted; or

         (iii) an involuntary petition against Lessee or any Subsidiary in a proceeding under the United States Federal Bankruptcy laws or other insolvency laws (as now or hereafter in effect) is filed and is not withdrawn or dismissed within 30 days thereafter or at any time an order for relief is granted in such proceeding, or if, under the provisions of any law providing for reorganisation or winding-up of corporations which may apply to Lessee or any Subsidiary, any court of competent jurisdiction assumes jurisdiction over, or custody or control of, Lessee or any Subsidiary or of all or any material part of Lessee's property, or Lessee's consolidated property and such jurisdiction, custody or control remains in effect, unrelinquished, unstayed or unterminated for a period of 30 days or at any time an order for relief is granted in such proceeding; or

(h) UNLAWFUL: it becomes unlawful for Lessee to perform any of its obligations under this Agreement or this Agreement becomes wholly or partly invalid or unenforceable; or

(i) SUSPENSION OF BUSINESS: Lessee or any of its Subsidiaries suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business as a Certificated Air Carrier; or

(j) DISPOSAL: Lessee or any of its Subsidiaries disposes, conveys or transfers or threatens to dispose, convey or transfer of all or a material part of its assets, liquidates or dissolves or consolidates or merges with any other Person whether by one or a series of transactions, related or not, other than for the purpose of a reorganisation of the terms of which have received the previous consent in writing of Lessor; or

(k) RIGHTS: the existence, validity, enforceability or priority of the rights of Owner as owner, the rights of Sub Lessor as sub lessor and the rights of Lessor as lessor in respect of the Aircraft are challenged by Lessee or any other person claiming by or through Lessee; or

(l) CHANGE OF OWNERSHIP: any single person, or group of persons acquire control of Lessee without the previous consent in writing of Lessor; or

(m) DELIVERY: Lessee fails to accept delivery of the Aircraft when validly tendered pursuant to this Agreement by Lessor; or

(n) ADVERSE CHANGE: any event or series of events occurs which, in the reasonable opinion of Lessor might have a material adverse effect on the financial condition or operations of Lessee and its Subsidiaries or on the ability of Lessee to comply with its obligations under this Agreement.

13.2 RIGHTS: If an Event of Default occurs, Lessor may at its option (and without prejudice to any of its other rights under this Agreement), at any time thereafter (without notice to Lessee except as required under applicable law):-

(a) accept such repudiation and by notice to Lessee and with immediate effect terminate the letting of the Aircraft (but without prejudice to the continuing obligations of Lessee under this Agreement), whereupon all rights of Lessee under this Agreement shall cease; and/or

(b) proceed by appropriate court action or actions to enforce performance of this Agreement or to recover damages for the breach of this Agreement; and/or

(c)      either:-

         (i) take possession of the Aircraft, for which purpose Lessor may enter any premises belonging to or in the occupation of or under the control of Lessee where the Aircraft may be located, or cause the Aircraft to be redelivered to Lessor at Shannon International Airport, Co. Clare, Ireland (or such other location as Lessor may require), and Lessor is hereby irrevocably by way of security for Lessee's obligations under this Agreement appointed attorney for Lessee in causing the redelivery or in directing the pilots of Lessee or other pilots to fly the Aircraft to that airport and will have all the powers and authorisations necessary for taking that action; or

         (ii) by serving notice require Lessee to redeliver the Aircraft to Lessor at Shannon International Airport, Ireland (or such other location as Lessor may require).

13.3 DEREGISTRATION: If an Event of Default occurs, Lessor may sell or otherwise deal with the Aircraft free and clear of any leasehold or other interest of Lessee as if this Agreement had never been made and Lessee will at the request of Lessor take all steps necessary to effect (if applicable) deregistration of the Aircraft and its export from the country where the Aircraft is for the time being situated and any other steps necessary to enable the Aircraft to be redelivered to Lessor in accordance with this Agreement; Lessee hereby irrevocably and by way of security for its obligations under this Agreement appoints (which appointment is coupled with an interest) Lessor as its attorney to execute and deliver any documentation and to do any act or thing required in connection with the foregoing.

13.4     DEFAULT PAYMENTS: If:-

         (a)     a Default occurs; or

         (b) the Aircraft is not delivered on the proposed Delivery Date by reason of failure of Lessee to satisfy any conditions to that delivery;

         Lessee will indemnify Lessor on its own behalf and on behalf of Owner and Sub Lessor on demand against any loss (including loss of profit), damage, expense, cost or liability which Lessor, Sub Lessor or Owner may sustain or incur directly or indirectly as a result including but not limited to:-

         (a) any loss of profit suffered by Lessor, Sub Lessor or Owner because of Lessor's or Owner's inability to place the Aircraft on lease with another lessee on terms as favourable to Lessor as this Agreement or because whatever use, if any, to which Lessor, Sub Lessor or Owner is able to put the Aircraft upon its return to Lessor, or the funds arising upon a sale or other disposal of the Aircraft, is not as profitable to Lessor, Sub Lessor or Owner as this Agreement;

         (b) any amount of principal, interest, fees or other sums whatsoever paid or payable on account of funds borrowed in order to carry any unpaid amount;

         (c) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any swap, forward interest rate agreement or other financial instrument relating in whole or in part to Lessor's, Sub Lessor's or Owner's financing of the Aircraft; and

         (d) any loss, cost, expense or liability sustained or incurred by Lessor owing to Lessee's failure to redeliver the Aircraft on the date, at the place and in the condition required by this Agreement.

14.      ASSIGNMENT

14.1 LESSEE WILL NOT ASSIGN, TRANSFER (VOLUNTARILY OR INVOLUNTARILY BY OPERATION OF LAW OR OTHERWISE) OR CREATE OR PERMIT TO EXIST ANY SECURITY INTEREST OVER, ANY OF ITS RIGHTS UNDER THIS AGREEMENT.

14.2 Owner and/or Lessor may assign or transfer all or any of its rights under this Agreement and in the Aircraft provided that Lessor will in the case of an assignment other than by way of security have no further obligation under this Agreement following the assignment of all its rights under this Agreement but notwithstanding that assignment will remain entitled to the benefit of each indemnity and the liability insurances effected under this Agreement. Lessee will comply with all reasonable requests of Owner and/or Lessor, their successors and assigns in respect of any such assignment. Lessor will promptly notify Lessee of any assignment.

14.3 If Lessor desires to effect any assignment or transfer of its rights and obligations under this Agreement, Lessee agrees to cooperate and take all such steps as Lessor may reasonably request to give the transferee the benefit of this Agreement. Any reasonable expenses incurred by Lessee directly as a result of any assignment contemplated by Clause 14.2.

15.      ILLEGALITY

         If it is or becomes unlawful in any jurisdiction for Lessor to give effect to any of its obligations as contemplated by this Agreement or to continue this Agreement Lessor may by notice in writing to Lessee terminate the leasing of the Aircraft under this Agreement and Lessee will forthwith redeliver the Aircraft to Lessor in accordance with Clause 12. Without prejudice to the foregoing Lessor will consult in good faith with Lessee as to any steps which may be taken to restructure the transaction to avoid that unlawfulness but will be under no obligation to take any such steps.

16.      MISCELLANEOUS

16.1     WAIVERS, REMEDIES CUMULATIVE: The rights of Lessor under this
         Agreement:-

         (i)     may be exercised as often as necessary;

         (ii)    are cumulative and not exclusive of its rights under any law;
                 and

         (iii)   may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any such right will not constitute a waiver of that right.

16.2 DELEGATION: Lessor may delegate to any person or persons all or any of the trusts, powers or discretions, vested in it by these presents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to subdelegate) as Lessor in its absolute discretion thinks fit.

16.3 CERTIFICATES: Save where expressly provided in this Agreement, any certificate or determination by Lessor as to any rate of interest or as to any other amount payable under this Agreement will, in the absence of manifest error, be conclusive and binding on Lessee.

16.4 APPROPRIATION: If any sum paid or recovered in respect of the liabilities of Lessee under this Agreement is less than the amount then due, Lessor may apply that sum to amounts due under this Agreement in such proportions and order and generally in such manner as Lessor may determine at its sole discretion.

16.5     CURRENCY INDEMNITY:

(a) If Lessor receives an amount in respect of Lessee's liability under this Agreement or if such liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under this Agreement:-

         (i) Lessee will indemnify Lessor as an independent obligation against any loss arising out of or as a result of such conversion;

         (ii) if the amount received by Lessor, when converted into the contractual currency (at the market rate at which Lessor is able on the date of receipt by Lessor (or on the next date thereafter on which under normal banking practice Lessor is able to convert the amount received into the contractual currency) to purchase the contractual currency in London or at its option New York with that other currency) is less than the amount owed in the contractual currency, Lessee will, forthwith on demand, pay to Lessor an amount in the contractual currency equal to the deficit; and

         (iii) Lessee will pay to Lessor on demand any exchange costs and Taxes payable in connection with the conversion; and

(b) Lessee waives any right it may have in any jurisdiction to pay any amount under this Agreement in a currency other than that in which it is expressed to be payable.

16.6 SET-OFF: Lessor may set off any matured obligation owed by Lessee under this Agreement or the Other Agreements (to the extent beneficially owned by Lessor) against any obligation (whether or not matured) owed by Lessor to Lessee, regardless of the place of payment or currency. If the obligations are in different currencies, Lessor may convert either obligation at the market rate of exchange available in London or at its option New York for the purpose of the set-off.
         If an obligation is unascertained or unliquidated, Lessor may in good faith estimate that obligation and set off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained or liquidated. Lessor will not be obliged to pay any amounts to Lessee under this Agreement so long as any sums which are then due from Lessee under this Agreement or the Other Agreements remain unpaid and any such amounts which would otherwise be due will fall due only if and when Lessee has paid all such sums except to the extent Lessor otherwise agrees or sets off such amounts against such payment pursuant to the foregoing.

16.7 SEVERABILITY: If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:-

(a) the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

16.8 REMEDY: If Lessee fails to comply with any provision of this Agreement, Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of Lessor to treat the non-compliance as a Default or an Event of Default, effect compliance on behalf of Lessee, whereupon Lessee shall become liable to pay immediately any sums expended by Lessor together with all costs and expenses (including legal costs) in connection therewith.

16.9 EXPENSES: Whether or not the Aircraft is delivered to Lessee pursuant to this Agreement, Lessee will pay to Lessor on demand:-

         (a) all expenses (including legal, professional, and out-of-pocket expenses) incurred or payable by Lessor in connection with the negotiation, preparation, and execution of this Agreement and all such expenses related to any amendment to or extension of or other documentation in connection with, or the granting of any waiver or consent under this Agreement or the monitoring of compliance by Lessee with this Agreement; and

         (b) all expenses (including legal, survey and other costs) payable or incurred by Lessor in contemplation of, or otherwise in connection with, the enforcement of or preservation of any of Lessor's or Owner's rights under this Agreement, or in respect of the repossession of the Aircraft.

         All expenses payable pursuant to this Clause 16.9 will be paid in the currency in which they are incurred by Lessor.

16.10 TIME OF ESSENCE: The time stipulated in this Agreement for all payments payable by Lessee to Lessor and for the performance of Lessee's other obligations under this Agreement will be of the essence of this Agreement.

16.11 NOTICES: All notices under, or in connection with, this Agreement will, unless otherwise stated, be given in writing by letter, telex, facsimile or SITA. Any such notice is deemed effective to be given as follows:-

         (i)     if by letter, when delivered;

         (ii) if by telex, when despatched, but only if, at the time of transmission, the correct answerback appears at the start and at the end of the sender's copy of the notice; and

         (iii) if by facsimile or SITA, when transmitted and full transmission has been confirmed by a printout of the facsimile transmittal confirmation of the transmitting party.

         The address, telex numbers, SITA, facsimile and telephone numbers of Lessee, Sub Lessor, Lessor and Owner are as follows:

          Lessee:                     Address:         1800
                                                       St. Julian Place
                                                       4th Floor
                                                       Columbia
                                                       South Carolina
                                                       29204
                                      Attn:            President
                                      Telex:           None
                                      SITA:            None
                                      Facsimile:       803 771 9067
                                      Telephone:       803 771 0038

          Sub Lessor:                 Address:         1 Earlsfort Terrace
                                                       Hatch Street
                                                       Dublin 2
                                                       Ireland
                                      Telex:           None
                                      SITA:            None
                                      Facsimile:       353 1 6613278
                                      Telephone:       353 1 6613311

          Lessor and Owner:           Address:         Birger Jarlsgatan 33
                                                       S-11145
                                                       Stockholm
                                                       Sweden
                                      Telex:           None
                                      SITA:            None
                                      Facsimile:       46 8 611 34 34
                                      Telephone:       46 8 611 58 79

with a copy to:                       Address:         GE Capital Aviation
                                                         Services, Inc.
                                                       201 High Ridge Road
                                                       Stamford, Connecticut
                                                       06927-4900
                                      Attn:            Senior Vice President,
                                                       Portfolio Management

                                      Facsimile:       212-357-4585    Telephone:
                                      212-357-4279

16.12    LAW AND JURISDICTION:

(a)      THIS AGREEMENT IN ALL RESPECTS IS GOVERNED BY THE GOVERNING LAW;

(b) For the benefit of Lessor, Lessee agrees that the courts of the State of New York are to have non exclusive jurisdiction to settle any disputes in connection with this Agreement and submits itself and its property to the nonexclusive jurisdiction of the courts of the State of New York in connection with this Agreement;

(c)      Without prejudice to any other mode of service, Lessee:-

         (i) appoints CT Corporation System, New York as its agent for service of process relating to any proceedings before the New York courts in connection with this Agreement and agrees to maintain the process agent in New York notified to Lessor;

         (ii) agrees that failure by a process agent to notify Lessee of the process shall not invalidate the proceedings concerned;

         (iii) consents to the service of process relating to any such proceedings by prepaid mailing of a copy of the process to Lessee's agent at the address identified in paragraph (i);

(d)      Lessee:-

         (i) waives objection to the courts of the State of New York on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement;

         (ii) agrees that a judgment or order of a court of the State of New York in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction;

(e) Nothing in this Clause limits the right of Lessor to bring proceedings against Lessee in connection with this Agreement:-

         (i)     in any other court of competent jurisdiction; or

         (ii)    concurrently in more than one jurisdiction;

(f)      Lessee irrevocably and unconditionally:-

         (i) agrees that if Lessor brings legal proceedings against it or its assets in relation to this Agreement no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

         (ii) waives any such right of immunity which it or its assets now has or may in the future acquire;

         (iii) consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such proceedings.

16.13 SOLE AND ENTIRE AGREEMENT: This Agreement, Letter Agreement No. 1 and any related side-letters are the sole and entire agreement between Lessor and Lessee in relation to the leasing of the Aircraft, and supersede all previous agreements in relation to that leasing.

16.14 INDEMNITIES: All rights expressed to be granted to each Indemnitee under this Agreement (other than Lessor) are given to Lessor on behalf of that Indemnitee.

16.15 COUNTERPARTS: This Agreement may be executed in counterparts each of which will constitute one and the same document.

16.16 LANGUAGE: All notices to be given under this Agreement will be in English. All documents delivered to Lessor pursuant to this Agreement will be in English, or if not in English, will be accompanied by a certified English translation. If there is any inconsistency between the English version of this Agreement and any version in any other language, the English version will prevail.

16.17 NO BROKERS: Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon the lease of the Aircraft, if such claim, suit, damage, cost or expense arises out of any action or alleged action by the indemnifying party, its employees or agents. Lessee hereby represents and warrants that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any employee of Lessor or to any person or entity in the State of Incorporation or elsewhere, except to Excluded Persons, as defined below. For the purposes hereof, the term "Excluded Persons" shall mean (x) in the case of Lessor, any of its officers, directors, employees, attorneys or other professional advisors, wherever located; and (y) in the case of Lessee, any of its officers, directors, employees, attorneys or other professional advisors, wherever located.

17.      DISCLAIMERS AND WAIVERS

17.1 EXCLUSION: THE AIRCRAFT IS DELIVERED "AS IS, WHERE IS" AND LESSEE AGREES AND ACKNOWLEDGES THAT, SAVE AS EXPRESSLY STATED IN THIS AGREEMENT, LESSOR WILL HAVE NO LIABILITY IN RELATION TO, AND LESSOR HAS NOT AND WILL NOT BE DEEMED TO HAVE MADE OR GIVEN, ANY WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO, THE AIRCRAFT, INCLUDING BUT NOT LIMITED TO:-

(a) THE DESCRIPTION, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, VALUE, CONDITION, OR DESIGN, OF THE AIRCRAFT OR ANY PART; OR

(b) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM LESSOR'S NEGLIGENCE, ACTUAL OR IMPUTED; OR

(c) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR ANY LIABILITY OF LESSEE TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

17.2 WAIVER: LESSEE HEREBY WAIVES, AS BETWEEN ITSELF AND THE LESSOR, ALL ITS RIGHTS IN RESPECT OF ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, ON THE PART OF LESSOR AND ALL CLAIMS AGAINST LESSOR HOWSOEVER AND WHENEVER ARISING AT ANY TIME IN RESPECT OF OR OUT OF THE OPERATION OR PERFORMANCE OF THE AIRCRAFT OR THIS AGREEMENT EXCEPT TO THE EXTENT ARISING UNDER CLAUSE 2.4.

17.3 CONFIRMATION: LESSEE CONFIRMS THAT IT IS FULLY AWARE OF THE PROVISIONS OF THIS CLAUSE AND ACKNOWLEDGES THAT RENT AND OTHER AMOUNTS HAVE BEEN CALCULATED BASED ON ITS PROVISIONS.

18.      SECTION 1110

         Lessee acknowledges that Lessor would not have entered into this Agreement unless it had available to it the benefits of a lessor under
         Section 1110 of Title 11 of the United States Code. Lessee covenants and agrees with Lessor that to better ensure the availability of such benefits, Lessee shall support any motion, petition or application filed by Lessor with any bankruptcy court having jurisdiction over Lessee, whereby Lessor seeks recovery of possession of the Aircraft under said Section 1110 and shall not in any way oppose such action by Lessor unless Lessee shall have complied with the requirements of said Section 1110 to be fulfilled in order to entitle Lessee to continued use and possession of the Aircraft hereunder. In the event said Section 1110 is amended, or if it is repealed and another statute is enacted in lieu thereof, Lessor and Lessee agree to amend this Agreement and take such other action not inconsistent with this Agreement as Lessor reasonably deems necessary so as to afford to Lessor the rights and benefits as such amended or substituted statute confers upon owners and lessors of aircraft similarly situated to Lessor.





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